AMENDED AND RESTATED AGREEMENT OF

                      LIMITED PARTNERSHIP

                              of

               WORLD FINANCIAL PROPERTIES, L.P.


                 Dated as of November 21, 1996

                         by and among


               WORLD FINANCIAL PROPERTIES, INC.

           JMB 245 PARK AVENUE HOLDING COMPANY, LLC

                  BATTERY PARK HOLDINGS INC.

                OLYMPIA & YORK TOWER B COMPANY

              CANADIAN IMPERIAL BANK OF COMMERCE

               WFP HOLDINGS LIMITED PARTNERSHIP

                   EMERALD LP HOLDINGS, INC.


              and the other Persons identified on
                Schedule I as limited partners





_____________________________________________________________
_____________________________________________________________

                             TABLE OF CONTENTS


Section
    Page
                                   RECITALS

                           ARTICLE 1 - DEFINITIONS

                           ARTICLE 2 - CONTINUATION

2.01        Continuation ...................................... 15
2.02        Filing; Publication ............................... 16
2.03        Name .............................................. 16
2.04        Place of Business; Registered Agent ............... 16
2.05        Partners .......................................... 16
2.06        Implementing Transactions.......................... 16

                         ARTICLE 3 - BUSINESS PURPOSE

3.01        Character of Business ............................. 16
3.02        Authorized Activities ............................. 17


                      ARTICLE 4 - CAPITAL CONTRIBUTIONS

4.01        Initial Contributions ............................. 17
4.02        Additional Contributions .......................... 17
4.03        Rights of Holders of Class B Units;
              Cancellation by Managing General
              Partner ........................................  20
4.04        Partners' Accounts ................................ 21
4.05        Transfers or Conversions During Year .............. 21


                        ARTICLE 5 - CONVERSION RIGHTS

5.01        Class B-1 Unit Conversion ......................... 22
5.02        Class B-2 Unit Conversion ......................... 23
5.03        Additional Conversion Adjustments ................. 24
5.04        Net SF Cash and Net MCJV Proceeds ................. 25
5.05        Convertible Note Documents ........................ 25
5.06        Transfers Pursuant to JMB Agreement ............... 26


               ARTICLE 6 - PROFITS, LOSSES AND DISTRIBUTIONS

6.01        Profits and Losses ................................ 26
6.02        Allocations for Tax Purposes ...................... 26
6.03        Distributions ..................................... 27


            ARTICLE 7 - MANAGEMENT AND FINANCING MATTERS

7.01        Management of Business ............................  28
7.02        No Management by Limited Partners;
              Limitation of Liability ........................   30
7.03        Appointment of Agents, Officers or
              Representatives ................................   31
7.04        Title to Property; Nominee ........................  31
7.05        Time Devoted to Business; Business with
              Related Persons ................................   31
7.06        Fiduciary Duty; Exculpation .......................  32
7.07        Indemnification ...................................  33
7.08        Book and Records at Principal Place of
              Business .......................................   33
7.09        Annual Audit and Accounting .......................  34
7.10        Reports; Notices ..................................  35
7.11        Tax Matters .......................................  36
7.12        Withholding of Certain Amounts ....................  38


                           ARTICLE 8 - COMPENSATION

8.01        No Entitlement to Compensation ....................  39
8.02        Reimbursement .....................................  39


                            ARTICLE 9 - TRANSFERS

9.01        Certain Transfers Void ............................  40
9.02        Certain Prohibitions on Transfers .................  40
9.03        Transfer by Certain Partners ......................  40
9.04        Approval of Managing General Partner ..............  41
9.05        Certain Prohibited Transfers ......................  42
9.06        Successor Managing General Partner; Removal
              of Managing General Partner ....................   43
9.07        Successor Partners ................................  45
9.08        Tag-Along Provisions ..............................  45
9.09        Transfers Must Comply with Laws ...................  49
9.10        Assumption by Transferee ..........................  49
9.11        Remedies for Impermissible Transfer ...............  49
9.12        Certificates ......................................  49
9.13        Mutilated, Destroyed, Lost or Stolen Unit
              Certificates ...................................   49
9.14        Record Holders ....................................  50
9.15        Registration of Transfer of Class A
              Units...........................................   51


                   ARTICLE 10 - DISSOLUTION AND TERMINATION

10.01       Events of Dissolution .............................  52

10.02       Continuance of the Partnership ....................  53
10.03       Liquidation of Partnership Assets .................  53
10.04       Time for Winding-Up ...............................  55


                       ARTICLE 11 - GENERAL PROVISIONS

11.01       Entire Agreement; Amendments and Waivers ..........  55
11.02       Appointment of Attorney or Agent ..................  57
11.03       Construction ......................................  58
11.04       Governing Law .....................................  58
11.05       Further Assurances ................................  58
11.06       Titles and Captions ...............................  58
11.07       Binding Agreement .................................  58
11.08       Waiver of Participation; Appraisal
              Rights .........................................   59
11.09       Counterparts and Effectiveness ....................  59
11.10       Waiver of Trial by Jury ...........................  59
11.11       Notices ...........................................  59

Signatures ....................................................  60


SCHEDULE    I     Partners and Units

EXHIBIT A         Form of Unit Certificate
EXHIBIT B         Form of Transfer Application
EXHIBIT C         Schedule 18 to the Plan

























                     AMENDED AND RESTATED AGREEMENT OF
                           LIMITED PARTNERSHIP


            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of WORLD FINANCIAL PROPERTIES, L.P. (the "Partnership"), dated as of November 21, 1996, by and among WORLD FINANCIAL
PROPERTIES, INC., a Delaware corporation, as a general partner, JMB 245 PARK AVENUE HOLDING COMPANY, LLC (together with its successors and assigns, "JMB Partner"), as a general partner, and BATTERY PARK HOLDINGS INC. (together with its successors and assigns, "BPHI"), OLYMPIA & YORK TOWER B COMPANY (together with its successors and assigns, "OYTBC"; OYTBC, together with BPHI, "BPHI Partner"), CANADIAN IMPERIAL BANK OF COMMERCE (together with its successors and assigns, "CIBC Partner"), WFP HOLDINGS LIMITED PARTNERSHIP (together with its successors and assigns, "Dragon Partner"), EMERALD LP HOLDINGS, INC. (together with its successors and assigns, "Citibank Partner"), and the other Persons (as hereinafter defined) identified on Schedule
I, as limited partners.


                             R E C I T A L S :

            A. The Partnership was formed as a Delaware limited partnership pursuant to the Original Partnership Agreement (as hereinafter defined) between the Original Partners (as hereinafter defined).

            B. In furtherance of the consummation of the transactions contemplated in the Plan (as hereinafter defined), the parties hereto desire to admit the New Partners (as hereinafter defined) and to amend and restate the provisions of the Original Partnership Agreement.


                            A G R E E M E N T :

            The parties hereto agree that the New Partners are hereby admitted to the Partnership and the Original Partnership
Agreement is hereby amended and restated in its entirety as follows:

                          ARTICLE 1 - DEFINITIONS

            As used herein, the following terms have the meanings assigned to them in this Article:

            Act:  The Delaware Revised Uniform Limited
      Partnership Act, as amended from time to time.

            Additional Equity Interests: Equity securities of the Partnership issued after the date hereof pursuant to the provisions of Section 4.02; provided, however, that neither the Class A Units nor the Convertible Notes shall constitute Additional Equity Interests for any purpose of this agreement.

            Additional General Partner: JMB Partner, any Person admitted to the Partnership as an Additional General Partner thereof (upon conversion of all or part of its Interest as a Limited Partner or otherwise) pursuant to the provisions of subsection 4.02(c) and any other Person that hereafter becomes an Additional General Partner of the Partnership in accordance with the provisions of
      Article 9 (other than Section 9.06), in each case until such Additional General Partner shall cease to be a general partner of the Partnership pursuant to the provisions of this agreement or applicable law.

            Adjusted Tag-Along Amount: In respect of the Unrestricted Units of any Tag-Along Partner relating to a particular Tag-Along Sale, the product of (i) the maximum number of Class A Units of such Tag-Along Partner specified in such Tag Along Partner's Tag-Along Notice and
      (ii) a fraction, the numerator of which is the actual percentage (which shall not be less than the Original Sale Percentage in respect of such Tag-Along Sale) of all then outstanding Class A Units (computed on a basis that assumes all Convertible Notes (exclusive of any accrued interest in respect thereof) have been converted to Class A Units) that the applicable Tag-Along Purchaser has agreed to purchase in such Tag-Along Sale and the denominator of which is the Original Sale Percentage in respect of such Tag-Along Sale plus the aggregate of (A) the Tag-Along Sale Percentages of each Tag-Along Partner in respect of such Tag-Along Sale and (B) if there shall be any Convertible Notes then outstanding, the Tag-Along Sale Percentages (as defined in the Convertible Note Indenture) of each holder of Convertible Notes that has delivered a Tag-Along Notice (as defined in the Convertible Note Indenture) in respect of such Tag-Along Sale.

            Affiliate:  With reference to any Person, any other
      Person that "Controls," is "Controlled by" or is under "common Control with" such Person.

            Approved Agreements: Those agreements and transactions described on Schedule IV to the Convertible
      Note Indenture.

            Arm's-length Basis: As to any transaction, agreement or other arrangement, being on terms that would be reached by unrelated parties not under any compulsion to contract.

            Available Funds:  As defined in Section 6.03.

            Bank of Nova Scotia Settlement: The compromise and settlement of certain claims of The Bank of Nova Scotia to be effected in accordance with section 4.9 of the Plan.

            Bankruptcy: The "Bankruptcy" of a Person shall be deemed to have occurred upon the happening of any of the following:

                  (a)  The valid appointment of a receiver or
            trustee to administer all or a substantial portion of such Person's assets or such Person's Interest (if any) in the Partnership;

                  (b) The filing by such Person of a voluntary petition for relief under the Bankruptcy Code or of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

                  (c)  The making by such Person of a general
            assignment for the benefit of creditors;

                  (d)  The filing by such Person of an answer
            admitting the material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under the Bankruptcy Code; or

                  (e) The entry of an order, judgment or decree of any court of competent jurisdiction granting relief against such Person in a proceeding under the Bankruptcy Code, and such order, judgment or decree continuing unstayed and in effect for a period of thirty (30) days after such entry.

            Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended and as codified at title 11, United States
      Code, as amended from time to time.

            Bankruptcy Court: The United States District Court for the Southern District of New York having jurisdiction over the Reorganization Cases (as defined in the Plan).

            Business Day: Any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, are required or authorized to close by law or executive order.

            Capital Contribution:  As defined in Section 4.01.

            Certificate:  The Partnership's Amended and Restated
      Certificate of Limited Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time.

            Change in Control: As to any Partner, a change, shift or transfer of Control with respect to such Partner, including, without limitation, any change in the Control of any Person Controlling such Partner; provided, however, that no Change in Control shall be deemed to have occurred upon
      (i) any such change, shift or transfer of Control of the Ultimate Control Person in respect of such Partner and/or
      (ii) in the case of Dragon Partner, any change, shift or transfer of Control of any Person within, or from one Person or Persons to another Person or Persons within, the Dragon Control Group.

            Class A Unit: A fractional interest in all the capital of the Partnership equal, on the date hereof, to one thousandth of one percent of all such capital as of the date hereof (exclusive of capital, if any, attributable to the capital stock of each of SF Holdings and Florida Equity Corp.).

            Class B Units: Collectively, the Class B-1 Units and the Class B-2 Units.

            Class B-1 Unit: A fractional interest in all the interest and rights, if any, of the Partnership attributable to the capital stock of SF Holdings equal to one thousandth of one percent of all such interest and rights.

            Class B-2 Unit: A fractional interest in all the interest and rights of the Partnership attributable to the capital stock of Florida Equity Corp. equal to one thousandth of one percent of all such interest and rights.

            Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes to the Internal Revenue Code of 1986.

            Control, Controlling, Controlled: As to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

            Conversion Notice: The notice required to be given by a holder of one or more Convertible Notes in order to exercise the Conversion Right.

            Conversion Right: The right to convert the indebtedness evidenced by the Convertible Notes into Class A Units (or a fraction of a Class A Unit).

            Convertible Note Documents: The Convertible Notes, together with the Convertible Note Indenture.

            Convertible Note Indenture: The indenture (as from time to time amended) pursuant to which the Convertible
      Notes are being issued on the date hereof.

            Convertible Notes:  The Company's Increasing Rate
      Convertible Notes due 2004.

            Coopers & Lybrand OYDL:  Collectively, Coopers &
      Lybrand OYDL, Inc. and Coopers & Lybrand OYDL Limited, as the trustee in the bankruptcy for Olympia & York
      Developments Limited, an Ontario corporation.

            Core Properties: Those parcels of real property located at (i) 53 State Street, Boston, Massachusetts,
      (ii) One Liberty Plaza, New York, New York, (iii) 245 Park Avenue, New York, New York, (iv) One World Financial Center, New York, New York, (v) Two World Financial Center, New York, New York, and (vi) Four World Financial Center, New York, New York, in each case together with the office building and other improvements existing thereon.

            Disputed MCJV Recovery: The recovery that may be realized by the Partnership or Persons wholly-owned by it from the sale of the MCJV Lands or the stock of Florida Equity Corp., the amount of which is dependent upon the resolution of the claims alleged in a suit captioned In re Holywell Corp., Case No. 84-01590/94-BKC-PGH, before the United States Bankruptcy Court for the Southern District of Florida.

            Disputed Realty Corp. Assets:  The Disputed MCJV
      Recovery and the Disputed SF Cash.

            Disputed SF Cash: The cash of SF Holdings, subject to a claim of ownership that has been made by Coopers & Lybrand OYDL in a case before the Ontario Court of Justice captioned Coopers & Lybrand OYDL Limited v. Olympia & York Realty Corp. and Olympia & York SF Holdings Corporation, Ontario Court Action No. 93-CQ-38609.

            Dragon Control Group: Any of the following Persons or any group of such Persons (other than Dragon Partner):
      (i) Mr. Li Ka Shing, his spouse, any child, grandchild or remoter issue or descendant of Mr. Li Ka Shing, any spouse of any such child, grandchild, remoter issue or descendant or any of their estates, (ii) any trust or trusts substantially all of the beneficiaries of which consist of one or more Persons described in clause (i) above, whether living or potential, either alone or together with one or more charitable objects established or to be established by, in the name of or in memory of any such Person or Persons, and (iii) any one or more Persons that are Controlled by any Person or group of Persons referred to in clause (i) or clause (ii) above.

            Equity Interest: With respect to each Partner or assignee of a Partner at any time, that portion of all the Class A Units then outstanding that is then owned by such Partner or assignee, being equal to the quotient of the number of Class A Units owned by such Partner or assignee at such time divided by the total number of all Class A Units then outstanding.

            Excluded Class B Partners:  The Persons that are
      Founding Limited Partners on the date hereof and those other Persons identified as "Excluded Class B Partners" on
      Schedule I to this agreement.

            Excluded Holders: The following Persons: (i) the Managing General Partner, (ii) each Additional General Partner having any authority to act for or on behalf of or to bind the Partnership on any matter, (iii) each Affiliate or Related Person of the Managing General Partner or any such Additional General Partner, (iv) each Person that is a Founding Limited Partner on the date hereof and (v) each

      Affiliate of any Person specified in clauses (i) through
      (iv) above.

            Fair Market Value: As to any property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, and assuming each party acts on an Arm's-length Basis with the expectation of concluding the purchase or sale within a reasonable time.

            Florida Equity Corp.:  Olympia & York Florida Equity
      Corp., a Florida corporation that holds a 50% interest in MCJV and is wholly-owned by the Partnership.

            Founding Limited Partners: BPHI Partner, CIBC Partner, Dragon Partner and Citibank Partner; provided, however, that
      (i) no assignee or transferee of any such Partner (other than a Wholly Owned Affiliate thereof) shall be a Founding Limited Partner (the rights of each such Partner as a Founding Limited Partner being personal to such Partner and not assignable or otherwise transferable except to a Wholly Owned Affiliate as aforesaid), (ii) BPHI Partner shall cease to be a Founding Limited Partner upon any Change in Control of BPHI Partner or any Transfer by BPHI Partner of all or any part of its direct or indirect Interest after which BPHI Partner and its Affiliates shall own beneficially or of record a number of Class A Units that is less than 23% of the number of Class A Units issued on the date hereof to BPHI Partner, (iii) CIBC Partner shall cease to be a Founding Limited Partner upon any Change in Control of CIBC Partner or any other Transfer by either CIBC Partner or Dragon Partner of all or any part of its direct or indirect Interest after which CIBC Partner and Dragon Partner and their Affiliates collectively shall own, beneficially or of record, a number of Class A Units that is less than 46% of the aggregate number of Class A Units issued on the date hereof to CIBC Partner and Dragon Partner, (iv) Dragon Partner shall cease to be a Founding Limited Partner upon any Change in Control of Dragon Partner or any other
      Transfer by either CIBC Partner or Dragon Partner of all or any part of its direct or indirect Interest after which CIBC Partner and Dragon Partner and their Affiliates collectively shall own, beneficially or of record, a number of Class A Units that is less than 46% of the aggregate number of Class A Units issued on the date hereof to CIBC Partner and Dragon Partner, and (v) Citibank Partner shall cease to be a Founding Limited Partner upon any Change in Control of Citibank Partner or any other Transfer of all or any part of its direct or indirect Interest after which Citibank Partner and its Affiliates shall own beneficially or of record a number of Class A Units that is less than 52% of the number of Class A Units issued on the date hereof to Citibank Partner. Without limiting the foregoing provisions of this definition, each of CIBC Partner, Dragon Partner and Citibank Partner shall cease to be a Founding Limited
      Partner upon the consummation of any Qualified Public Offering of Class A Units in which such Partner and its Affiliates are offered (a reasonable time in advance of such Qualified Public Offering) the opportunity, or are entitled by contract, to participate as to all their Class A Units and fail to do so under circumstances where the registration and sale of all the Class A Units owned beneficially by them (together with the registration and sale of all other Class
      A Units to be sold in such Qualified Public Offering) would not have resulted in per unit proceeds of sale that were lower (other than by a de minimis amount) than the amount that would be obtained absent the registration and sale of all the Class A Units owned by them (and all the Class A Units owned by any other Founding Limited Partners and their Affiliates included in such Qualified Public Offering
      (except for those of any such other Founding Limited Partner and its Affiliates initiating such Qualified Public
      Offering) and all Class A Units issued by the Partnership in such Qualified Public Offering (except for those to be sold by the Partnership if it is initiating such Qualified Public Offering), as reasonably determined by the managing underwriter of such Qualified Public Offering prior to the effective date of such Qualified Public Offering.

            GAAP:  As defined in Section 7.09.

            General Partners: The Managing General Partner and all Additional General Partners as a group.

            Group: As defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended and in effect on the date hereof.

            Implementing Transactions: Those agreements, actions and transactions described in Exhibit C hereto.

            Independent Accountants:  As defined in Section 7.09.

            Initial Unit Value: The deemed Fair Market Value of a Class A Unit on the date hereof, being the product of .001% and the Partnership Reorganization Value.

            Interest: As to each Partner, such Partner's rights to participate in the income, gains, losses, deductions and credits of the Partnership, together with all other rights and obligations of such Partner under this agreement.

            JMB:  JMB/245 Park Avenue Associates, Ltd.

            JMB Agreement: The JMB Transaction Agreement, dated as of the date hereof, pursuant to which, among other things, the Partnership provides to JMB and JMB Partner certain rights contemplated in Sections 15.8 and 18.13 of the Plan.

            JMB Control Person: JMB Realty Corporation, a Delaware corporation, and its successors and assigns.

            JMB Controlled Affiliate: A Person (i) (a) Controlled by the JMB Control Person and (b) in which the JMB Control Person owns directly or indirectly more than 50% of all capital and profits interests or (ii) that is wholly owned by any one or more of the following: (a) a Person that on the date hereof is a shareholder or director of the JMB Control Person or a spouse, child or grandchild of such a Person or (b) any partnership or trust, the partners or beneficiaries of which are solely Persons described in clause (i) or (ii) above.

            JMB Disqualification Event: The occurrence of any event specified in subclause (x) or (y) of clause (B) of the last sentence of subsection 4.02(e).

            Limited Partners: The Persons identified as Limited Partners on Schedule I and any other Person that hereafter becomes a limited partner of the Partnership in accordance with the provisions of Article 9 or Section 4.02 of this agreement.

            Majority Interest: At any time, an interest, direct or indirect, in any Person or group of Persons (including, without limitation, the Partnership but excluding all Ultimate Control Persons and all Persons that Control any Ultimate Control Person) which, at such time, represents beneficial ownership of more than 50% of the outstanding Equity Interests in the Partnership.

            Managing General Partner: World Financial Properties, Inc., a Delaware corporation, unless and until such corporation shall cease to be a general partner of the Partnership pursuant to subsection 10.01(c) hereof, and thereafter any successor Managing General Partner of the Partnership admitted pursuant to Section 9.04 hereof.

            MCJV: Miami Center Joint Venture, a Florida joint venture.

            MCJV Lands: Those certain four parcels of real estate located east of Southeast 2nd Avenue, west of Biscayne Bay, north of the Miami River, and south of Southeast 2nd Street in Miami, Florida.

            New Partners: Each Person that executes a counterpart of this agreement on or as of the date hereof other than the Original Partners.

            New 245 Park LP: The Delaware limited partnership that owns 245 Park Avenue.

            Original Partners:  BPHI and World Financial
      Properties, Inc.

            Original Partnership Agreement: The letter agreement dated as of October 8, 1996 between the Original Partners pursuant to which the Partnership was formed as a limited partnership under the Act.

            Partners: The Managing General Partner, any Additional General Partners and the Limited Partners as a group.

            Partnership Reorganization Value: The amount identified as such on Schedule I to this agreement.

            Person: A natural person or a corporation, partnership, limited liability company, joint venture, trust, unincorporated association or other entity.

            Plan: The Third Amended Joint Plan of Reorganization of Olympia & York Realty Corp., et al., Chapter 11 case number 92B42698 (JLG) (jointly administered), dated September 12, 1996, as confirmed by the Bankruptcy Court on September 20, 1996, as such Plan may be amended from time to time.

            Post Effective Date Implementing Transactions:  Those
      Implementing Transactions that occur after the date hereof that do not violate the provisions of Section 4.8 of the Convertible Note Indenture (as in effect on the date hereof).

            Public Market Effective Date: The first day after the date hereof that (i) there shall have occurred a Qualified Public Offering and (ii) the Class A Units shall be registered under Section 12 of the Securities Exchange Act of 1934, as amended, and the Partnership shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.
            Qualified Public Offering: A sale of Class A Units to the public in an underwritten offering of such Class A Units pursuant to a registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor or other forms for purposes similar to the purposes of such forms) of the Partnership filed and declared effective under the Securities Act of 1933, as amended, that (i) is either (A) required to be effected by the Partnership pursuant to the registration rights agreement dated as of November 15, 1996 by and among the Founding Limited Partners, JMB Partner and the Partnership or (B) duly authorized by all requisite corporate and shareholder action of the Managing General Partner and
      (ii) results in an active trading market in Class A Units.

            Qualifying Interest: At any time, an interest, direct or indirect, in any Person or group of Persons (including, without limitation, the Partnership but excluding all Ultimate Control Persons and all Persons that Control any Ultimate Control Person) which, at such time, represents beneficial ownership of no less than 35,000 Class A Units, but not more than the number of Class A Units that represent 50% of the outstanding Equity Interests in the Partnership.

            Record Holder:  The Person in whose name any Class A
      Unit is registered on the register maintained by the Partnership pursuant to the provisions of Section 9.15.

            Related Person: As to any General Partner, at any time, any Person that is then (i) an Affiliate of such General Partner (other than a Person Controlled by the Partnership), (ii) the Record Holder or beneficial owner of Class A Units representing 20% or more of all the Class A Units then outstanding, (iii) the Record Holder or beneficial owner of Additional Equity Interests of any class or series representing 20% or more of all Additional Equity Interests in such class or series then outstanding, (iv) the record or beneficial owner of 10% or more of the then outstanding equity securities (of any class or series) of such General Partner, (v) any Founding Limited Partner (other than Dragon Partner) or (vi) any Affiliate of a Person described in clause (ii), (iii), (iv) or (v) above (other than a Person Controlled by the Partnership).

            Required Founding Limited Partners:  The following
      Persons: (i) Citibank Partner (but only so long as Citibank Partner shall be a Founding Limited Partner), and (ii) other Persons then constituting Founding Limited Partners whose Equity Interests aggregate not less than 80% of the aggregate Equity Interest of all Persons (other than

      Citibank Partner) that then constitute Founding Limited
      Partners.

            Required Partners:  As defined in subsection 9.06(b).

            Required Unrestricted Unitholders: At any time, Persons constituting (i) the Record Holders of Unrestricted Units then representing more than 50% of all Unrestricted Units then outstanding and (ii) (A) if, at such time, any Person or Group (together with its Affiliates) shall then hold (beneficially or of record) Unrestricted Units representing more than 40% of all Unrestricted Units then outstanding, (1) such Person or Group (together with its Affiliates) and (2) the Record Holders of Unrestricted Units constituting not less than 66 2/3% of all then outstanding Unrestricted Units not then held of record or beneficially, directly or indirectly, by (x) such Person or Group (or any of its Affiliates) or (y) any Excluded Holder and (B) at all other times, Record Holders of Unrestricted Units constituting not less than 66 2/3% of all then outstanding Unrestricted Units not then held of record or beneficially, directly or indirectly, by any Excluded Holder.

            Selling Group: With respect to any transaction for the assignment of Class A Units, any Partner, together with all its Affiliates, if any, participating in such transaction and all other Partners and their Affiliates, if any, participating in such transaction pursuant to any option or "tag-along" or "drag-along" agreement.

            SF Holdings: Olympia & York SF Holdings Corporation, a New Brunswick corporation that is wholly-owned by the Partnership and a Debtor in the Reorganization Cases (as defined in the Plan).

            Tag Along Sale:  A Qualifying Tag-Along Sale or a
      Majority Tag-Along Sale.

            Tag Along Sale Percentage: As to each Tag-Along Partner in respect of any particular Tag-Along Sale, the quotient (expressed as a percentage) obtained by dividing
      (i) the maximum number of Class A Units of such Tag-Along Partner specified in the Tag-Along Notice given by such Tag-Along Partner in respect of such Tag-Along Sale by (ii) the total number of then outstanding Class A Units (computed on a basis that assumes all Convertible Notes (exclusive of any accrued interest in respect thereof) have been converted into Class A Units).

            Tag-Along Seller:  As defined in Section 9.08.

            Tax Advance: As defined in the Plan (as in effect on the date hereof).

            Transfer: Any direct or indirect transfer, sale, conveyance, pledge, hypothecation or other disposition of the direct or indirect beneficial ownership of all or any part of an Interest, including, without limitation, any of the foregoing that occurs by virtue of transfer of securities of any Person (other than an Ultimate Control Person) or the occurrence of any Change in Control.

            Transfer Agent: The Managing General Partner, in its capacity as transfer agent pursuant to the provisions of
      Section 9.15, and each successor Person appointed by the Managing General Partner to act as such transfer agent.

            Transfer Application: An application to register a Transfer of one or more Class A Units, substantially in the form annexed hereto as Exhibit B.

            Treasury Regulations: Regulations promulgated under the Code and from time to time in effect.

            245 Park Avenue: That certain parcel of real property located at 245 Park Avenue, New York, New York, together with the office building and other improvements existing thereon.

            Ultimate Control Person: In respect of (i) BPHI Partner, Brookfield Properties Corporation, (ii) CIBC Partner, Canadian Imperial Bank of Commerce, (iii) Citibank Partner, Citibank, N.A., (iv) JMB Partner, the JMB Control Person, (v) Dragon Partner, the Dragon Control Group or any member thereof and (vi) any other Partner, any Person that directly or indirectly Controls such Limited Partner if such Person (a) has issued and outstanding at least one class of equity securities that is listed on a national securities exchange in the United States and (b) has net assets in excess of $100,000,000 as of the end of its most recently concluded fiscal year.

            Unit Certificate: A certificate, substantially in the form of Exhibit A annexed hereto, evidencing ownership of one or more Class A Units.

            Unit Value: As of any date, the Fair Market Value of a
      Class A Unit, as determined in good faith by the Managing General Partner (taking account of all relevant considerations, including, without limitation, the Fair Market Value of the assets of the Partnership, the liabilities of the Partnership and the terms of any Additional Equity Interests (including, without limitation, any Additional Equity Interests that are exchangeable for or convertible into different Additional Equity Interests)); provided, however, that, in each case where Class A Units are to be issued to a General Partner or a Related Person of a General Partner or a Founding Limited Partner (other than Dragon Partner), such determination shall not be effective unless (i) confirmed in writing by an independent investment banking institution of national reputation selected by the Managing General Partner or (ii) in the same transaction and at the same time (and on the same terms and for the same consideration per Class A Unit) a greater number of Class A Units are to be issued to Persons that are not (A) a General Partner, (B) a Related Person of a General Partner or (C) a Founding Limited Partner (other than Dragon Partner).

            Unrestricted Units: Class A Units (i) contemplated in the Plan to be issued upon consummation of the Plan to JMB Partner, (ii) issued upon conversion of any Class B Units transferred to JMB Partner pursuant to Section 2 of the JMB Agreement, (iii) contemplated in the Plan to be issued upon consummation of the Plan to a Limited Partner that is not a Founding Limited Partner on the date hereof, (iv) issued upon exercise of the Conversion Right (other than in respect of any Convertible Note distributed to any Person that is a Founding Limited Partner on the date hereof, or any assignee thereof, pursuant to Section 20.5 of the Plan) or (v) except as otherwise provided in clause (ii) above, issued upon conversion of Class B Units held on the date hereof by any Person other than Excluded Class B Partners, all of which Class A Units shall retain their character as Unrestricted Units notwithstanding any Transfer thereof; provided, however, that Unrestricted Units shall not include any Class A Units included at any time in the Aggregate Disallowed Amount (as defined in the Plan) relating to the Subclass 7.11.1 Disputed Claims Debt/Equity Escrow (as defined in the Plan).

            Wholly Owned Affiliate: With respect to any Person, any Affiliate of such Person, the ultimate beneficial ownership of which Affiliate is held by the same Persons and in the same proportions as the ultimate beneficial ownership of such Person is held.

            Withholding Advance:  As defined in Section 7.12.

                         ARTICLE 2 - CONTINUATION

            2.01 Continuation. The Partnership was heretofore formed by the Original Partners pursuant to the provisions of the Act and the Managing General Partner has heretofore filed a certificate of limited partnership in accordance with the provisions of the Act in respect of the Partnership. The Partners hereby continue the Partnership as a limited partnership in accordance with the provisions of the Act.

            2.02 Filing; Publication. The Managing General Partner shall take all action required by law to continue and maintain the Partnership as a limited partnership under the Act and under the laws of all jurisdictions in which the Partnership may elect to conduct business, including, without limitation, the filing of amendments to the Certificate with the Delaware Secretary of State and qualification of the Partnership as a foreign limited partnership in the jurisdictions in which such qualification shall be required, as determined by the Managing General Partner. The Managing General Partner shall also promptly register the Partnership under applicable assumed or fictitious name statutes or similar laws.

            2.03 Name. The name of the Partnership shall continue to be World Financial Properties, L.P. The Managing General Partner may adopt such assumed or fictitious names as it deems appropriate in connection with the qualifications and registrations referred to in Section 2.02.

            2.04 Place of Business; Registered Agent. The location of the principal office of the Partnership shall initially be c/o World Financial Properties, Inc., One Liberty Plaza, New York, New York 10006, and thereafter at such other location as the Managing General Partner may designate upon written notice to the other Partners. The Partnership's registered agent in the State of Delaware shall be The Corporation Trust Company, having an address at 1209 Orange Street, Wilmington, Delaware.

            2.05 Partners. The name and address of each Partner shall be as set forth in the books and records of the Partnership.

            2.06  Implementing Transactions.  The Managing
General Partner is authorized to and shall cause the Partnership and Persons Controlled by it to take all actions necessary or desirable in the judgment of the Managing General

Partner to consummate or give effect to the Implementing
Transactions.


                       ARTICLE 3 - BUSINESS PURPOSE

            3.01  Character of Business.

            (a) The business of the Partnership shall be to (i) acquire, own, operate, manage, finance, lease, dispose of and otherwise deal with interests in real estate and securities related to or secured by interests in real estate, such interests to be owned directly or indirectly (as, for example, through the ownership of equity securities in Persons that own or otherwise deal with interests in real estate) and
(ii) transact any and all other businesses for which limited partnerships may be formed under Delaware law.

            (b) In furtherance of its business, the Partnership may participate in other Persons and serve as general or limited partner, joint venturer, manager, agent or representative for such other Person.

            3.02 Authorized Activities. In carrying out the purposes of the Partnership, but subject to all other provisions of this agreement, the Partnership is authorized to engage in any kind of lawful activity, and perform and carry out contracts of any kind, necessary or advisable in connection with the accomplishment of the purposes and business of the Partnership described herein and for the protection and benefit of the Partnership.


                     ARTICLE 4 - CAPITAL CONTRIBUTIONS

            4.01 Initial Contributions. In accordance with all applicable provisions of the Plan, each Partner, on the date hereof, has made an initial contribution of capital (a "Capital Contribution") to the Partnership. Each Partner on the date hereof shall own that number of Class A Units and Class B Units as is set forth on Schedule I and shall, in respect of the Class A Units owned by it, be issued a Unit Certificate.

            4.02  Additional Contributions.

            (a) No Partner shall be obligated to make any Capital Contribution other than as set forth in Section 4.01. Without limiting any other right or power of the Managing General Partner hereunder or under applicable law, the Managing General Partner may at any time without notice to any other

Partner (except as may be required pursuant to subsection 7.10(b)) accept Capital Contributions of cash or property from and issue new Class A Units or Additional Equity Interests to any Partners or admit new Partners to the Partnership in connection with the making by such Partners of Capital Contributions consisting of cash or property (including, without limitation, any such Capital Contribution made in connection with the creation of an umbrella partnership real estate investment trust or similar investment vehicle) and may issue Class A Units or Additional Equity Interests of the Partnership to such Partners; provided, however, that no Additional Equity Interests may be issued in exchange for Class A Units. Each Person that makes any such Capital Contribution (other than any Persons entitled to Class A Units pursuant to Article 5 or upon exercise of the Conversion Right) shall be issued (i) Class A Units in a number equal to the quotient obtained by dividing the Fair Market Value of such Capital Contribution (as determined by the Managing General Partner in good faith) by the Unit Value in effect immediately preceding the making of such Capital Contribution or (ii) such Additional Equity Interests of the Partnership as the Managing General Partner shall, in good faith, deem to be equal in value to the Fair Market Value of such Capital Contribution (as determined by the Managing General Partner in good faith, taking account of all relevant considerations, including, without limitation, the Fair Market Value of the assets of the Partnership, the liabilities of the Partnership and the terms of any Additional Equity Interests (including, without limitation, any Additional Equity Interests that are exchangeable for or convertible into different Additional Equity Interests)); provided, however, that, in any case where Class A Units or Additional Equity Interests are to be issued to a General Partner or a Related Person of a General Partner or to a Founding Limited Partner (other than Dragon Partner), such determination shall not be effective unless (A) confirmed in writing by an independent investment banking institution of national reputation selected by the Managing General Partner or
(B) in the same transaction and at the same time (and on the same terms and for the same consideration per Class A Unit or per Additional Equity Interest) a greater number of Class A Units or Additional Equity Interests are to be issued to Persons that are not (1) a General Partner, (2) a Related Person of a General Partner or (3) a Founding Limited Partner (other than Dragon Partner).

            (b) Notwithstanding any contrary provision of this agreement, the Managing General Partner may not cause the Partnership to issue any new Class A Units or Additional Equity Interests in the Partnership unless after giving effect thereto (and any contemporaneous issuance or Transfers of Class A Units or Additional Equity Interests to the Managing General Partner) the Managing General Partner shall own at least a 1% interest in the capital of, and in all items of income, gain, loss, deduction and credit of, the Partnership; provided, however, that, upon the exercise of the Conversion Right by any holder of Convertible Notes, the Managing General Partner and the Founding Limited Partners shall take such actions (including, without limitation, the Transfer of Class A Units by the Founding Limited Partners to the Managing General Partner) as shall be necessary to cause the provisions of this subsection to be complied with as of the time of the issuance of any Class A Units in respect of such exercise.

            (c) The Managing General Partner may, without the approval of any Partner, admit Additional General Partners to the Partnership in connection with the making of a Capital Contribution in accordance with the provisions of subsection 4.02(a) or (with the written approval of the affected Limited Partner) upon a conversion of all or any part of the Interest of any Limited Partner into a general partner's Interest in the Partnership. All Additional General Partners shall have such rights and authority to act for or on behalf of or to bind the Partnership as shall be determined from time to time by the Managing General Partner and reflected in an amendment to this agreement; provided, however, that no Additional General Partner shall have any greater rights to act for or on behalf of or to bind the Partnership than have herein been granted to the Managing General Partner. No Additional General Partner shall have any authority to act for or on behalf of or to bind the Partnership until such Additional General Partner shall have executed an instrument pursuant to which it agrees to be bound by the provisions of this agreement (as amended by any amendment executed by the Managing General Partner pursuant to the provisions of the immediately preceding sentence).

            (d) Subject to the provisions of subsection 9.05(c), the Managing General Partner may, without the approval of any Partner (other than the affected Additional General Partner, which approval may be withheld in its absolute discretion), convert all or any part of the Interest of any Additional
General Partner into a limited partnership Interest in the Partnership.

            (e) JMB Partner shall be an Additional General Partner of the Partnership, and shall have (i) all voting and approval rights that are available generally to Limited Partners of the Partnership and (ii) no authority to act for or on behalf of or to bind the Partnership or any other Partner on any matter except to the extent that JMB Partner may hereafter be authorized in writing by the Managing General Partner to act for or on behalf of or to bind the Partnership pursuant to the provisions of subsection 4.02(c). Notwithstanding any contrary provision of this agreement, (A) each and every transferee of any Class A Unit from JMB Partner (other than a transferee that is a JMB Controlled Affiliate) shall, effective immediately upon such transferee's acquisition thereof, hold such Class A Unit as if transferred from a Limited Partner of the Partnership and not a General Partner and (without the written consent of the Managing General Partner) no such transferee shall be admitted to the Partnership except as a Limited Partner and (B) JMB Partner shall cease to be an Additional General Partner and the entire Interest in the Partnership of JMB Partner shall automatically become a limited partnership Interest upon any (x) Transfer by JMB Partner or any JMB Controlled Affiliate of Class A Units to any Person that results in JMB Partner, JMB and all JMB Controlled Affiliates owning less than 5% of the Class A Units originally issued to JMB Partner hereunder, (y) Bankruptcy of JMB or JMB Partner or
(z) receipt by the Managing General Partner of a notice from JMB Partner in which JMB Partner elects to convert its Interest to a limited partnership Interest.

            4.03  Rights of Holders of Class B Units;
Cancellation by Managing General Partner.

            (a) The holders of Class B Units shall be given credit (to be applied only to the issuance of Class A Units as herein provided) for all the income and capital, if any, of the Partnership with respect to the capital stock of each of SF Holdings and Florida Equity Corp. during the period prior to any conversion of such Class B Units into Class A Units as herein contemplated. The holders of Class B Units (in their capacities as such holders only) shall not be entitled to any interest in the income or capital of the Partnership with respect to any other asset of the Partnership. Prior to conversion of any Class B Units into Class A Units pursuant to
Article 5 hereof, the holders of such Class B Units (in their capacities as such) shall not have any right to vote on any matters subject to the approval of the Partners or to receive any distribution from the Partnership (other than (in the event the Partnership shall be liquidated prior to the conversions contemplated in Article 5 of this agreement) a distribution of the capital stock of each of SF Holdings and Florida Equity Corp. or the proceeds thereof (pro rata based on the number of Class B Units held by each Partner) upon liquidation of the Partnership).

            (b) The Managing General Partner may, by written notice given to the Partners at any time, cancel all or part of the Class B Units, as appropriate, if (i) the Managing General Partner shall have determined in its reasonable discretion (based on facts or circumstances hereafter becoming known to the Managing General Partner (including, without limitation, the issuance of any rulings or judgments in any proceedings related to the Disputed Realty Corp. Assets)) that, notwithstanding commercially reasonable efforts by the Partnership to enforce or negotiate its claims with respect to the Disputed Realty Corp. Assets, the net value to the Partnership of the capital stock of SF Holdings or of Florida Equity Corp. is insufficient to justify the continued expenditure of effort or funds by the Partnership to realize on its claims with respect to the Disputed SF Cash or the Disputed MCJV Recovery or (ii) there shall have been issued a final nonappealable ruling by a court of competent jurisdiction denying the validity of the Partnership's claims to the Disputed SF Cash or the Disputed MCJV Recovery.

            (c) Nothing in this Section 4.03 shall limit the Partnership's rights against Limited Partners holding Class B Units under the provisions of Section 7.12 of this agreement with respect to Withholding Advances or under Section 20 of the Plan with respect to Tax Advances.

            4.04  Partners' Accounts.

            (a) Separate capital accounts shall be maintained for each Partner consisting of all Capital Contributions made by such Partner, increased by the amount of Partnership income and gain allocated to it pursuant to this agreement and decreased by (i) the Fair Market Value of property (net of any liability secured by such property that the Partner is considered to assume or take subject to) and the amount of cash distributed to such Partner pursuant to this agreement and (ii) the amount of Partnership losses and deductions allocated to it pursuant to this agreement.

            (b) If any Partner has a deficit balance in its capital account (after giving effect to all Capital
Contributions, distributions and allocations), such Partner shall have no obligation to make any contribution to the capital of the Partnership by reason of such deficit.

            4.05 Transfers or Conversions During Year. To avoid an interim closing of the Partnership's books, the share of profits and losses under this Article 4 of a Partner that assigns or otherwise makes a direct Transfer of part or all of its Interest during any calendar year or is the assignee or transferee of such a Partner or is issued any Class A Units during such calendar year pursuant to the provisions of

Section 5.01 or 5.02 or the Convertible Note Documents or is issued any new Class A Units or Additional Equity Interest pursuant to the provisions of subsection 4.02(a) during such calendar year shall be determined by (i) in the case of any such assignment or other direct Transfer, prorating (as between the transferor and its transferee) on a per-day basis the total amount of the profits and losses of the Partnership attributable to the Interest (or portion thereof) so transferred for such year and (ii) in the case of any such issuance, by allocating the total amount of profits and losses of the Partnership (other than items attributable to the capital stock of SF Holdings and Florida Equity Corp., which shall be allocated in accordance with the provisions of subsection 6.01(b)) on a per-day basis in accordance with each Partner's Equity Interest in the Partnership (or otherwise as may be required to give effect to the provisions of any Additional Equity Interests) as of the end of such day.


                       ARTICLE 5 - CONVERSION RIGHTS

            5.01 Class B-1 Unit Conversion. If and when SF Holdings' ownership interest in the Disputed SF Cash ceases to be disputed by reason of the entry of a final nonappealable order of the Bankruptcy Court or another court of competent jurisdiction either (i) confirming SF Holdings' ownership interest in the Disputed SF Cash or (ii) approving an executed and delivered settlement agreement with Coopers & Lybrand OYDL, or any successor in interest to Coopers & Lybrand OYDL, and SF Holdings shall have received payment of any funds in satisfaction of its claim to the Disputed SF Cash, the Managing General Partner shall determine (which determination shall be confirmed in writing by the Independent Accountants) the Fair Market Value (using an appropriate discount rate in the event any payments are deferred for more than 30 days) of all funds so received and to be received by SF Holdings pursuant to such order or agreement, reduced by the sum of (A) the total liabilities of SF Holdings and (without duplication) all costs of the Partnership and Persons Controlled by it to realize such funds, including, without limitation, all applicable settlement amounts or obligations, litigation costs and other out-of-pocket expenses of, or funded by, the Partnership and Persons Controlled by it in respect of the Disputed SF Cash or SF Holdings, plus (B) the amount, if any, previously deducted from the Net MCJV Proceeds pursuant to subsection 5.03(b) (the Fair Market Value of such funds, the "Net SF Cash"). Within thirty (30) Business Days after the date (the "SF Deadline") that is last to occur of the date such court order becomes final and nonappealable and receipt of such funds, the Managing General Partner shall send (x) a notice to each other Partner setting forth such determination and confirming the conversion that is contemplated in this Section 5.01 and (y) to each Partner that owned any Class B-1 Units a Unit Certificate evidencing ownership of the Class A Units issued to such Partner upon such conversion. Effective on and as of the SF Deadline, the then outstanding Class B-1 Units shall, in the aggregate, automatically be converted into that number of Class A Units (or that fraction of a Class A Unit) determined by dividing (1) the Net SF Cash (subject to reduction pursuant to the provisions of subsection 5.03(a)), by (2) the Initial Unit Value, and each Partner that, immediately preceding such conversion, held any Class B-1 Units shall be allocated in respect thereof that number of such Class A Units determined by multiplying the number of such Class A Units by a fraction, the numerator of which is the number of Class B-1 Units held by such Partner immediately prior to such conversion and the denominator of which is the total number of Class B-1 Units outstanding immediately prior to such conversion.

            5.02 Class B-2 Unit Conversion. If and when the Disputed MCJV Recovery ceases to be disputed and there is received by the Partnership or any Person that is wholly-owned by the Partnership the Partnership's or such Person's share of the net cash proceeds of the MCJV Lands or the capital stock of Florida Equity Corp., the Managing General Partner shall determine (which determination shall be confirmed in writing by the Independent Accountants) the amount of such proceeds, reduced by the sum of (A) the total liabilities of Florida Equity Corp. and (without duplication) all costs of the Partnership and Persons Controlled by it to realize such proceeds, including, without limitation, (i) the amount required to be paid by the Partnership or Persons Controlled by it in accordance with the Bank of Nova Scotia Settlement and
(ii) any amounts funded by the Partnership or Persons Controlled by it in respect of taxes, carrying costs and other out of pocket expenses relating to the MCJV Lands (including, without limitation, litigation and selling expenses) or Florida Equity Corp. or the liabilities thereof, together with interest thereon at the rate of 10% per annum, compounded annually, plus
(B) the amount, if any, previously deducted from the Net SF Cash pursuant to subsection 5.03(a) (such net amount, the "Net MCJV Proceeds"). Within thirty (30) Business Days after the day (the "MCJV Deadline") that is last to occur of the entry of a final and nonappealable order of the Bankruptcy Court approving the transaction that generates such proceeds, and receipt of such proceeds, the Managing General Partner shall send (x) a notice to each other Partner setting forth such determination and confirming the conversion that is contemplated in this Section 5.02 and (y) to each Partner that owned any Class B-2 Units a Unit Certificate evidencing ownership of the Class A Units issued to such Partner upon such conversion. Effective on and as of the MCJV Deadline, the then outstanding Class B-2 Units, in the aggregate, shall automatically be converted into that number of Class A Units (or that fraction of a Class A Unit) determined by dividing
(x) the Net MCJV Proceeds (subject to reduction pursuant to the provisions of subsection 5.03(b)), by (y) the Initial Unit Value, and each Partner that, immediately preceding such conversion, held any Class B-2 Units shall be allocated in respect thereof that number of such Class A Units determined by multiplying the number of such Class A Units by a fraction, the numerator of which is the number of such Class B-2 Units held by such Partner immediately prior to such conversion and the denominator of which is the total number of Class B-2 Units outstanding immediately prior to such conversion.

            5.03  Additional Conversion Adjustments.

            (a)   Notwithstanding the foregoing provisions of
Section 5.01, if, on the SF Deadline, a conversion of Class B-2 Units into Class A Units has not already occurred, the Managing General Partner shall deduct from the amount of Net SF Cash used in the formula described in Section 5.01 above the sum of
(i) all amounts funded by the Partnership or any Persons Controlled by it in respect of taxes, carrying costs and other out-of-pocket expenses relating to the MCJV Lands or Florida Equity Corp. or the liabilities thereof (including, without limitation, litigation and selling expenses), whether or not funded in the form of loans, and (ii) the amount to be deposited in a reserve to fund future litigation costs and other expenses of the type referred to in the preceding clause
(i) based on the Managing General Partner's reasonable estimate of such costs and expenses. Any amounts to be reserved pursuant to clause (ii) of the preceding sentence shall be subject to the approval of the Bankruptcy Court.

            (b)  Notwithstanding the foregoing provisions of
Section 5.02, if, on the MCJV Deadline, a conversion of Class B-1 Units into Class A Units has not already occurred, the Partnership shall deduct from the amount of Net MCJV Proceeds used in the formula described in Section 5.02 above the sum of (i) all amounts funded by the Partnership or any Persons Controlled by it in respect of SF Holdings and the liabilities of SF Holdings (including, without limitation, all applicable litigation and other out-of-pocket expenses relating to the Disputed SF Cash or SF Holdings), whether or not funded in the form of loans, and (ii) the amount to be deposited in a reserve to fund future litigation costs and other expenses of SF Holdings while attempting to settle or litigate claims relating to the Disputed SF Cash based on the Managing General

Partner's reasonable estimate of such costs and expenses. Any amounts to be reserved pursuant to clause (ii) of the immediately preceding sentence shall be subject to the approval of the Bankruptcy Court.

            5.04 Net SF Cash and Net MCJV Proceeds. It is the intent of the Partners that (i) the amount of the Net SF Cash should approximate the amount, if any, by which the net worth of the Partnership, determined in accordance with GAAP, as of the SF Deadline exceeds what the net worth of the Partnership, determined in accordance with GAAP, would have been as of the SF Deadline if the Partnership had never held any direct or indirect interest in SF Holdings, and (ii) the amount of the Net MCJV Proceeds should approximate the amount, if any, by which the net worth of the Partnership, determined in accordance with GAAP, as of the MCJV Deadline, exceeds what the net worth of the Partnership, determined in accordance with GAAP, would have been as of the MCJV Deadline if the Partnership had never held any direct or indirect interest in Florida Equity Corp. The provisions of Sections 5.01, 5.02 and
5.03 shall be construed and enforced in a manner consistent with such intent.

            5.05 Convertible Note Documents. Contemporaneously with the execution and delivery of this agreement, the Partnership is executing and delivering the Convertible Note Documents. Upon the delivery of any Conversion Notice and the satisfaction of any other conditions to exercise of the Conversion Right by any holder of one or more Convertible
Notes, the Managing General Partner shall execute such instruments and take such other actions (including, without limitation, issuance of one or more Unit Certificates) as shall be necessary to evidence the conversion and issuance of Class A Units contemplated by the Convertible Note Documents and such Conversion Notice. Each Partner that may hereafter become a Tag-Along Seller shall, upon request to do so by the Managing General Partner, comply with those provisions of Section 4.19 of the Convertible Note Indenture (as in effect on the date hereof) that are applicable to a Tag-Along Seller to the extent necessary to cause the Partnership to fulfill its obligations under such Section in respect of any Tag-Along Sale.

            5.06 Transfers Pursuant to JMB Agreement. Each of the Founding Limited Partners shall make Transfers of Class B
Units to JMB Partner at the times and in the amounts required pursuant to the provisions of the JMB Agreement.

               ARTICLE 6 - PROFITS, LOSSES AND DISTRIBUTIONS

            6.01  Profits and Losses.

            (a) Subject to the provisions of subsection (b) of this Section 6.01, the Partnership's net profits or net losses shall be determined on an annual basis and shall be allocated to the Partners or their assignees in proportion to their Equity Interests; provided, however, that (i) to the extent that the terms of any Additional Equity Interests require an allocation to the holders of such Additional Equity Interests, the Managing General Partner shall cause the allocations herein contemplated to take into account such terms (it being understood that the allocations contemplated in this subsection 6.01(a) in respect of any Class A Unit shall be the same as such allocations in respect of each other Class A Unit) and
(ii) except as expressly provided in subsection 7.02(b), no Limited Partner (in its capacity as a Limited Partner) shall be personally liable for losses, costs, expenses, liabilities or obligations of the Partnership in excess of its Capital Contributions under Article 4 hereof.

            (b)  Any income, gain, losses or deductions
recognized by the Partnership as a result of (i) the Disputed MCJV Recovery ceasing to be disputed or as a result of any distribution with respect to, or disposition of, the stock of Florida Equity Corp. shall be allocated to the holders of Class B-2 Units, and (ii) the Disputed SF Cash ceasing to be disputed or as a result of any distribution with respect to, or disposition of, the stock of SF Holdings shall be allocated to the holders of Class B-1 Units.

            6.02  Allocations for Tax Purposes.

            (a) Subject to the provisions of subsection (b) of this Section 6.02, for income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall, subject to the provisions of Section 4.05, be allocated among the Partners or their assignees in proportion to their Equity Interests; provided, however, that (i) to the extent the terms of any Additional Equity Interests require an allocation to the holders of such Additional Equity Interests, the Managing General Partner shall cause the allocations herein contemplated to take into account such terms (it being understood that the allocations contemplated in this Section
6.02 in respect of any Class A Unit shall be the same as such allocations in respect of each other Class A Unit) and
(ii) each such item with respect to property contributed to the Partnership by a Partner or revalued pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Partners in a manner that takes into account the variation between the adjusted tax basis of such property and its book value, as required by Section 704(c) of the Code and Treasury Regulations Section 1.704-1(b)(4)(i), using any method permitted by applicable Treasury Regulations. Notwithstanding any contrary provision in this agreement, (A) if requested by JMB Partner, the Partnership shall make or cause to be made with respect to 245 Park Avenue the allocations contemplated in subsection 7.11(e) and (B) until such time as there shall occur a JMB Disqualification Event, the allocations, debt sharing and other income tax treatments described herein or in the JMB Agreement shall be complied with by the Partnership.

            (b) Any income or gain recognized by the Partnership as a result of the Disputed Realty Corp. Assets ceasing to be disputed or as a result of any distribution with respect to, or disposition of, the stock of SF Holdings or of Florida Equity Corp. shall be allocated to the holders of Class B-1 and Class B-2 Units in accordance with the principles of Section 704(c) of the Code (it being understood that, for book purposes, the initial Capital Contribution made by the holders of Class B-1 and Class B-2 Units shall be fixed at the net value of the stock of SF Holdings and the stock of Florida Equity Corp., respectively, as and when the dispute affecting the value of each such asset is finally resolved and such Class B Units are converted to Class A Units).

            6.03 Distributions. Annually, or at more frequent intervals as determined by the Managing General Partner in its sole discretion, the then Available Funds (as hereinafter defined) shall be distributed to the Partners or their assignees in proportion to their Equity Interests; provided, however, that to the extent that the terms of any Additional Equity Interests require distribution of Available Funds to the holders of such Additional Equity Interests in a particular order, ranking or amount, the Managing General Partner shall cause the distribution of Available Funds to the holders of such Additional Equity Interests to be in accordance with such terms (it being understood that the distributions contemplated in this Section 6.03 in respect of any Class A Unit shall be the same as such distributions in respect of each other Class A
Unit). "Available Funds" means (i) the Partnership's gross cash receipts, less (ii) the Partnership's expenditures, less
(iii) the amount that, in the Managing General Partner's reasonable judgment, the Partnership should retain or otherwise reserve in order to fulfill its business purposes or to comply with the provisions of any debt or other obligation of the Partnership, plus (iv) the amount by which, in the Managing General Partner's reasonable judgment, any such reserve previously established and then existing shall be reduced after taking into account the foregoing.


               ARTICLE 7 - MANAGEMENT AND FINANCING MATTERS

            7.01  Management of Business.

            (a) Except as otherwise specifically provided to the contrary herein, the Managing General Partner shall have full, exclusive and complete discretion to manage the business and affairs of the Partnership and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein; provided, however, that the actions of each General Partner (to the extent such General Partner shall have any authority to act for or on behalf of or to bind the Partnership on any matter) hereunder shall at all times be in compliance with the provisions of Section 7.06. Nothing contained in this Section 7.01 shall impose any obligation on any Person doing business or dealing with the Partnership to inquire as to whether the Managing General
Partner has exceeded its authority in executing any contract, lease, mortgage, note, deed or other instrument on behalf of the Partnership, and any such Person shall be fully protected in relying upon the plenary authority of the Managing General Partner. Except as otherwise provided in Article 8, each General Partner shall serve without compensation for its services. Any General Partner may delegate such of its respective powers and authority to managers, employees and agents of such General Partner or of the Partnership as it shall deem necessary or appropriate for the conduct of the Partnership's business; provided, however, that no General Partner shall purport to authorize any such manager, employee or agent to take any action that such General Partner is itself prohibited from taking under the provisions of this agreement or (in the case of an Additional General Partner) that such Additional General Partner has not been authorized to take pursuant to the provisions of subsection 4.02(c).

            (b) In carrying out the purposes of the Partnership, among other things, the Managing General Partner is authorized to execute and deliver (i) instruments evidencing the issuance of Class A Units or Additional Equity Interests of the Partnership, (ii) all contracts, conveyances, assignments, franchise agreements, licensing agreements and management contracts covering or affecting the Partnership's assets, (iii) all checks, drafts and other orders for the payment of the Partnership's funds, (iv) all promissory notes, mortgages, deeds of trust, security agreements and other similar documents and (v) all other instruments of any kind or character relating to the Partnership's affairs, whether like or unlike the foregoing. No Partner other than the Managing General Partner or any Additional General Partner (to the extent the Managing General Partner shall have authorized such Additional General Partner to act for or on behalf of or to bind the Partnership on any matter) shall have any authority (actual or apparent) to act for or on behalf of or to bind the Partnership.

            (c) Meetings of the Partners may be called by the Managing General Partner by giving ten (10) days prior written notice of the time, date, location and purpose of the meeting; provided, however, that in the event of any emergency affecting the Partnership or its assets, a meeting of the Partners may be called by the Managing General Partner on such shorter notice as the Managing General Partner shall deem appropriate in its reasonable judgment.

            (d) Each Limited Partner or Additional General Partner may authorize any Person or Persons, including, without limitation, the Managing General Partner, to act for it by proxy on all matters on which a Limited Partner or Additional General Partner may vote hereunder. Every proxy (i) must be signed by the Limited Partner or Additional General Partner or its attorney-in-fact, (ii) shall expire eleven (11) months from the date thereof unless the proxy provides otherwise and (iii) shall be revocable at the discretion of the Limited Partner or Additional General Partner granting such proxy.

            (e) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting (and without advance notice thereof) if a written consent setting forth the action to be taken is signed by the Partners owning the percentage of the total Class A Units of the Partnership required to take such action, which written consent may be evidenced in one or more instruments. Consents need not be solicited from any other Partner if the written consent of Partners owning such requisite percentage has been obtained to take the action for which such solicitation was required.

            (f) The Managing General Partner shall cause the Partnership to perform its obligations under the JMB Agreement in accordance with the terms thereof and shall not permit any Persons Controlled by the Partnership (including, without limitation, New 245 Park LP) to take any actions that would cause the Partnership to breach its obligations under the JMB Agreement.

            7.02 No Management by Limited Partners; Limitation of Liability.

            (a) No Limited Partner, in its capacity as a limited partner, shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership or have any right, power, or authority to act for or on behalf of or to bind the Partnership or transact any business in the name of the Partnership. Any approvals rendered or withheld by any of the Limited Partners pursuant to this agreement shall be deemed as consultation with or advice to the Managing General Partner in connection with the business of the Partnership and, in accordance with the Act, shall not be deemed as participation by any such Limited Partner in the business of the Partnership and are not intended to create any inference that any such Limited Partner should be classified as a general partner under the Act.

            (b) No Limited Partner shall have any liability to any other Partner or to the Partnership except (i) with respect to withholding under Section 7.12, (ii) in connection with a breach or violation of any provision of this agreement by such Limited Partner, (iii) in connection with a Tax Advance (but only to the extent provided in Section 20.3.4 of the Plan) or
(iv) as provided in the Act.

            (c) No General Partner shall take any action that would subject any Limited Partner (in its capacity as Limited
Partner) to liability as a general partner.

            (d) No Limited Partner (in its capacity as such) may commence or attempt to commence or join or attempt to join in any voluntary or involuntary petition for bankruptcy or insolvency proceeding with respect to the Partnership pursuant to the Bankruptcy Code. Neither the Partnership nor any General Partner shall commence or consent to the commencement of any such proceeding unless the commencement of such proceeding has been authorized by due corporate action of the Managing General Partner.

            7.03  Appointment of Agents, Officers or
Representatives. The Managing General Partner may appoint such agents, officers or representatives as it deems appropriate, and may grant to them such titles or designations, including, without limitation, that of President, Vice President, Managing Agent or Managing Director, as it deems necessary or appropriate.

            7.04 Title to Property; Nominee. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. Title to the Partnership's assets shall be held in the Partnership's name or in the name of any nominee that the Managing General Partner may designate. The Managing General Partner shall have the power to enter into a nominee agreement with any such Person, and such agreement may contain provisions indemnifying the nominee, except for his or its willful misconduct.

            7.05  Time Devoted to Business; Business with Related
Persons.

            (a) The Managing General Partner shall devote such time to the business of the Partnership as it in its discretion deems necessary for the efficient operation of the Partnership's business.

            (b) The Managing General Partner, in its discretion, may cause the Partnership or any Person Controlled by the Partnership to transact business with any Affiliates or Related Persons of a General Partner; provided, however, that, notwithstanding any provision to the contrary in this agreement, except for the Approved Agreements and those Implementing Transactions that are fully consummated on the date hereof and any Post Effective Date Implementing Transactions, the Managing General Partner shall not cause or permit the Partnership or any Person Controlled by the Partnership to enter into or suffer to exist any transaction or series of related transactions with a General Partner or any Related Person of a General Partner if such transaction or series of related transactions is not on an Arm's-length Basis.

            7.06 Fiduciary Duty; Exculpation. Each of the Managing General Partner and each Additional General Partner (if any) having authority to act for or on behalf of or to bind the Partnership shall act as a fiduciary for and in the best interests of the Limited Partners and the Partnership; provided, however, that (subject to the provisions of the proviso to subsection 7.05(b)) Affiliates or Related Persons of the General Partners shall at all times be free to engage for their own account in all aspects of any business or investment in which the Partnership is involved and may compete with the business and investments of the Partnership; and provided, further, that neither the foregoing provisions of this Section
7.06 nor any other provision hereof shall be construed to require that the Managing General Partner or any Additional General Partner having the authority to act for or on behalf of or to bind the Partnership on any matter cause the Partnership to acquire any assets in addition to its interest in the Core

Properties or otherwise effect any other expansion of the business of the Partnership, it being understood that any such acquisition or other expansion shall be within the sole discretion of the Managing General Partner or such Additional General Partner and that any such acquisition or expansion will only be undertaken in compliance with all applicable provisions of this agreement. No General Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or any of the other Partners for any act or omission performed or omitted in good faith on behalf of the Partnership and in a manner reasonably believed to be (i) within the scope of the authority granted by this agreement to such General Partner and (ii) in the best interests of the Partnership. So long as any General Partner shall not have violated the provisions of the proviso to the first sentence of subsection 7.01(a) or the proviso to the last sentence of subsection 7.01(a), such General Partner shall not be responsible for any misconduct or negligence on the part of any agent (other than direct employees of such General Partner) if neither such General Partner nor any of its Related Persons derived any improper personal benefit from such misconduct or negligence.

            7.07  Indemnification.

            (a) The Partnership shall indemnify and hold harmless each General Partner and each other Person acting on behalf of the Partnership (an "Indemnified Party") pursuant to the authority herein granted or otherwise (to the extent such Indemnified Party is authorized to act), to the fullest extent as would be permitted by applicable law of the State of Delaware affording indemnification to persons acting on behalf of corporations organized in such State (including, without limitation, any procedures set forth therein regarding advancement of expenses to such Indemnified Party), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, reasonable legal fees and expenses), judgments, fines, penalties, interests, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, relating to the activities of such Indemnified Party on behalf of the Partnership or as a result of its status as a General Partner.

            (b) The Partnership shall have the authority to purchase and maintain such insurance policies on behalf of the Indemnified Parties as the Managing General Partner shall determine, which policies may cover those liabilities the Managing General Partner reasonably believes may be incurred by an Indemnified Party in connection with the operation of the business of the Partnership. The right to procure such insurance on behalf of the Indemnified Parties shall in no way mitigate or otherwise affect the right of any such Indemnified Party to indemnification pursuant to the provisions of subsection 7.07(a) hereof.

            (c) The provisions of this Section 7.07 are for the benefit of the Indemnified Parties, their heirs, successors, assigns and administrators and shall not be deemed to create any rights in or benefit to any other Person.

            7.08 Books and Records at Principal Place of Business. The Managing General Partner shall cause the Partnership to maintain at its principal place of business full and accurate books of the Partnership showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Partnership's business and affairs, including, without limitation, the following:

            (a) a current list in alphabetical order of the full name and last known business street address of each Partner;

            (b) a copy of the Certificate and all amendments thereto, together with (i) receipts of filing thereof, and
      (ii) executed copies of any powers of attorney pursuant to which any amendment has been executed;

            (c) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years; and

            (d)  copies of the Partnership's financial
      statements, if any, for the three most recent years.

Such books shall be maintained separate from those of any other Person. Each Partner or its authorized representative shall have, upon reasonable advance notice in writing, at reasonable times and at such Partner's expense, the right to review and make copies of such books and records and to receive true and complete information regarding Partnership matters to the extent required (and subject to the limitations) under Delaware law; provided, however, that the Managing General Partner may impose reasonable limitations on the access of any other Partner to such books and records to protect against disclosure of proprietary or competitively sensitive information or to comply with the confidentiality restrictions imposed in any agreement to which the Partnership is a party. The Partnership shall not impose any service, administrative or other charge upon any Partner exercising its rights under this Section 7.08 except for payment of the Partnership's reasonable costs of photocopying and postage.

            7.09 Annual Audit and Accounting. The books and records of the Partnership shall be kept on the accrual basis of accounting in accordance with generally accepted accounting principles ("GAAP"). The Partnership's accounting period shall be the calendar year. The accounts of the Partnership shall be audited annually by a nationally recognized accounting firm of independent public accountants selected by the Managing General Partner (the "Independent Accountants"). Each Additional General Partner and its designees shall be entitled to confer with the Managing General Partner and the Partnership's Independent Accountants with respect to any and all tax matters that may affect such Partner, including, without limitation, in the case of JMB Partner, allocations of indebtedness as contemplated in Section 6.02 and subsection 7.11(e).

            7.10  Reports; Notices.

            (a) The books of account shall be closed promptly after the close of each calendar year, and the Managing General
Partner shall prepare and send to each Partner:

            (i) Within seventy (70) days after the end of the fiscal year, an Internal Revenue Service Schedule K-1 with respect to its distributive share of income, gains, deductions, losses and credits for income tax reporting purposes for each such fiscal year, together with any other information concerning the Partnership reasonably necessary for the preparation of a Partner's income tax return(s);

           (ii) Within forty (40) days after the end of each of the first three (3) fiscal quarters, as of the last day of the fiscal quarter, a report containing unaudited financial statements of the Partnership and such other information as may be legally required or determined to be appropriate by the Managing General Partner; and

          (iii) Within eighty-five (85) days after the end of the fiscal year, as of the close of the fiscal year, an annual report containing audited financial statements of the Partnership, presented in accordance with GAAP and certified by the Independent Accountants.

            (b) Except during such periods as the Partnership shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Managing

General Partner shall give prompt written notice to each other Partner upon (i) the effectiveness of any amendment to this agreement, (ii) the Managing General Partner's obtaining knowledge of any material default by the Partnership or a Person Controlled by the Partnership in respect of any financing secured by any Core Property or other material real property of the Partnership or any Person Controlled by the Partnership, (iii) the Managing General Partner's obtaining knowledge of any facts or circumstances that constitute a dissolution of the Partnership, (iv) the issuance of any amount of Class A Units or Additional Equity Interests (other than a de minimis amount), any recapitalization, merger or consolidation transaction to which the Partnership becomes or is contemplated to become a party, (v) the taking of any action at a meeting of the Partners or by a written consent signed by less than all the Partners and (vi) the Managing General Partner's obtaining knowledge of any other event or circumstance that, in the reasonable judgment of the Managing General Partner, would be of material importance to the Partners. During such periods as the Partnership shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Managing General Partner shall cause the Partnership to provide the information contemplated in clause (i) of this subsection 7.10(b) and such information and notices to the Partners as the Partnership shall be required to provide under the Securities Exchange Act of 1934, as amended, or under any other applicable securities laws.

            7.11  Tax Matters.

            (a) The Managing General Partner shall be the Tax Matters Partner of the Partnership for federal income tax matters pursuant to Code Section 6231(a)(7)(A). The Tax Matters Partner shall cause to be prepared all federal, state and local income tax returns required of the Partnership at the Partnership's expense. The Tax Matters Partner shall represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state or local tax authorities, including, without limitation, any resulting administrative and judicial proceedings, and may expend funds of the Partnership for professional services and costs associated therewith. The Partners shall, to the extent reasonably requested by the Tax Matters Partner, cooperate (in all reasonable respects) with each other in connection with the conduct of all proceedings pursuant to this subsection 7.11(a). The Tax Matters Partner shall provide notice to all "Notice Partners" as provided in the Code.

            (b) The Tax Matters Partner shall receive no compensation for its services in such capacity. If the Tax Matters Partner incurs any costs related to any tax audit, declaration of any tax deficiency or any administrative proceeding or litigation involving any Partnership tax matter, such amount shall be an expense of the Partnership and the Tax Matters Partner shall be entitled to full reimbursement therefor.

            (c) Except as otherwise set forth in this agreement, the Tax Matters Partner shall determine whether to make (and, if necessary, revoke) any tax election available to the Partnership under the Code or any state or local tax law.

            (d) In the event that Treasury Regulations are adopted to replace or supplement, with an elective regime, the existing Treasury Regulations for classifying certain business organizations, the Tax Matters Partner shall elect that the Partnership be treated as a partnership for federal income tax purposes and take such other appropriate actions as shall be prescribed thereunder consistent with such election.

            (e) If requested by JMB Partner, the Partnership shall adopt and shall cause New 245 Park LP and/or its designee(s) to adopt the "remedial allocation method" under Treasury Regulations Section 1.704-3, with respect to 245 Park Avenue. The Partnership shall not permit any such remedial allocation to be revoked or withdrawn so long as the Partnership continues to own the ultimate beneficial ownership in 245 Park Avenue. If such remedial allocation method is adopted, the Partners intend that:

            (i) JMB Partner's share of the Partnership's liabilities secured by 245 Park Avenue will be approximately $145,000,000 (assuming JMB's Section 704(c) book/tax difference is $155,000,000 upon consummation of the Plan) and will be subsequently adjusted only for those reductions required under the remedial allocation method under Treasury Regulations Section 1.704-3. To the extent that such book/tax difference is a different amount on the date of this agreement, JMB Partner's share of the Partnership's liabilities will be adjusted as provided under applicable Treasury Regulations.

           (ii) In addition to the liabilities described in clause (i) above, from and after the date of this agreement (in accordance with the remedial allocation method under Treasury Regulations Section 1.704-3), JMB Partner's share of the Partnership's Section 752 liabilities shall be equal to the product of (A) the total amount of the Partnership's Section 752 liabilities described under Treasury Regulation Section 1.752-3(a)(3) and (B) JMB Partner's Equity Interest in the Partnership, as adjusted to reflect the terms of any Additional Equity Interests and expressed as a percentage of the total outstanding Equity Interests (it being understood that this subsection 7.11(e)(ii) is intended to provide for the allocation to JMB Partner of its share of Partnership liabilities under Treasury Regulations Section 1.752-3(a)(3)).

          (iii) All of the liabilities described in clauses (i) and (ii) above will constitute and be reported as "qualified nonrecourse financing" within the meaning of
      Section 465(b)(6) of the Code. Based on existing law and regulations, in preparing any income tax return of the Partnership, JMB Partner and New 245 Park LP, the Partnership shall not include, and shall cause New 245 Park LP not to include, and JMB Partner shall not include, any attachment or any statement that indicates that there is more than one activity for purposes of Section 465 of the Code.

            7.12  Withholding of Certain Amounts.

            (a) The Managing General Partner may (in addition to amounts that may be withheld pursuant to Section 9.11) withhold, in its discretion, from any distribution of cash or property in kind to any other Partner or its assignee, upon notice to such Partner pursuant to this agreement, the following amounts:

            (i) any amounts due from such Partner or assignee to the Partnership or the Managing General Partner under this agreement; and

           (ii) any amounts required (x) for the payment of any taxes that the Managing General Partner determines in good faith must be withheld by the Partnership with respect to such Partner or assignee or (y) to pay or reimburse the Managing General Partner for any advances made by the Managing General Partner for such purpose.

            (b)  Any amounts withheld pursuant to this
Section 7.12 shall be applied by the Managing General Partner to discharge the obligation in respect of which such amounts were withheld. All amounts distributable to any Partner or assignee that are withheld pursuant to this Section 7.12 shall be treated as amounts distributed to such Partner or assignee. To the extent that any amount paid over (or required to be paid over) in satisfaction of any obligation described in clause (i) or clause (ii) of subsection 7.12(a) exceeds the amount, if any, actually withheld from a distribution that otherwise would have been made to a Partner or assignee, such excess shall be treated as an interest-free advance to such Partner or assignee, secured by such Partner's or assignee's Interest in the Partnership (such loan, a "Withholding Advance"). Amounts treated as advanced to any Partner or assignee pursuant to this
Section 7.12 shall be repaid by such Partner or assignee to the Partnership within thirty (30) Business Days after the Managing General Partner gives notice to such Partner or assignee making demand therefor. If any Partner or assignee of a Partner fails to pay a Withholding Advance as provided in this subsection 7.12(b), the Partnership (without limiting any other remedy that may be available to the Partnership) shall collect any unpaid amounts from any Partnership distributions to such Partner or assignee that otherwise would be made to such Partner or assignee and/or permanently adjust the Interest of such Partner or assignee accordingly. Notwithstanding anything to the contrary set forth herein, in the event of any failure by a Partner or assignee to perform its obligations under this
Section 7.12, in addition to all other rights and remedies available hereunder or under applicable law to the Partnership and the Managing General Partner, the Managing General Partner and the Partnership shall have all the rights and remedies of a secured creditor under the Uniform Commercial Code as in effect in the State of Delaware.

            (c) If the Managing General Partner determines that the Partnership would have insufficient funds (taking into account the cash needs of Persons Controlled by the Partnership) to make a Withholding Advance, the Managing
General Partner shall be entitled to require the Partner for which the withholding requirement applies to pay the amount of such withholding requirement sufficiently in advance of the payment date to permit the Partnership timely to satisfy its withholding tax liability.


                         ARTICLE 8 - COMPENSATION

            8.01 No Entitlement to Compensation. No Partner acting on behalf of the Partnership shall be entitled to compensation or remuneration from the Partnership for acting as a Partner except as may be specifically provided in this agreement. The provisions of this Section shall not limit any compensation or remuneration that any Partner shall receive from any other Person with which the Partnership may be an Affiliate or in which the Partnership is a participant or partner.

            8.02 Reimbursement. The Partnership shall reimburse each General Partner for all reasonable and customary out-of-pocket expenses incurred by it in managing or otherwise acting on behalf of the Partnership. If the Managing General Partner shall determine to engage the services of a general manager or agent or advisor to provide management or advisory or similar services to the Partnership, the reasonable and customary fees and expenses of such manager, agent or advisor shall be paid by the Partnership.


                           ARTICLE 9 - TRANSFERS

            9.01 Certain Transfers Void. No Partner may make or permit to occur any Transfer of all or any part of its Interest in the Partnership except in accordance with the provisions of this Article 9. Any purported Transfer in violation of this
Article 9 shall not bind the remaining Partners, who may continue to treat the original Partner as the owner of such Interest (or the applicable portion thereof) for all purposes.

            9.02 Certain Prohibitions on Transfers. Except with the prior written consent of the Required Founding Limited Partners (which may be withheld for any reason or no reason), no Partner shall make or permit to occur any Transfer of all or any part of its Interest (other than a Transfer that does not violate the provisions of Section 9.05, Section 9.08 or Section
9.09 and is (i) required pursuant to Section 5.06 hereof,
(ii) a Transfer to a Wholly Owned Affiliate of such Partner,
(iii) a Transfer by Dragon Partner to a Person within the Dragon Control Group, or (iv) a Transfer of any Unrestricted Units that may be owned by it) or enter into any contract therefor during the period commencing on the date hereof and ending on the third anniversary of the date hereof. Commencing after the third anniversary of the date hereof, without the consent of any other Partner, each Partner may, at any time, subject only to the provisions of Section 9.05, Section 9.08 and Section 9.09, make or permit to occur any Transfer to any Person of all or any part of its Interest; provided, however, that no assignee of a Partner (other than any assignee of Unrestricted Units acquired in a transaction that complies with the provisions of Section 9.03) shall be admitted as a Partner of the Partnership except in compliance with the provisions of
Section 9.04. Without the consent of any other Partner, each Partner that is the holder of Unrestricted Units may, at any time, subject only to the provisions of Section 9.05, Section
9.08 and Section 9.09, make or permit to occur any Transfer to any Person of all or any portion of such Unrestricted Units.

            9.03 Transfers by Certain Partners. Upon any assignment by a Partner of Unrestricted Units that does not violate the provisions of Section 9.05, Section 9.08 or Section 9.09, the transferee thereof shall be admitted to the Partnership as a Partner upon receipt of a Transfer Application with respect to such Transfer by the Managing General Partner. Except as provided in subsection 4.02(e), each such transferee shall have all the rights, in respect of such Unrestricted Units, as a Partner of the Partnership that were possessed by its transferor.

            9.04  Approval of Managing General Partner.

            (a) Other than as set forth in Section 9.03, no assignee of all or any part of a Partner's Interest (including, without limitation, an assignee that is a non-United States Person) shall be admitted as a Partner without the consent of the Managing General Partner, which consent may be withheld in the sole and absolute discretion of the Managing General Partner; provided, however, that in the case of any request for consent under this Section 9.04 relating to a transaction for the assignment by a Selling Group that includes the Managing General Partner or an Affiliate thereof of more than 50% of the aggregate Equity Interests in the Partnership, no assignee (other than any assignee of Unrestricted Units) of any member of such Selling Group may be admitted as a Partner of the Partnership unless non-transferring Partners (which may include non-transferring Partners holding Unrestricted Units that decline to participate in a Tag-Along Sale) holding aggregate Equity Interests constituting a majority in interest of all non-transferring Partners shall consent thereto (which consent may be withheld in their sole and absolute discretion).
Pending an assignee's admission as a substitute Partner of the Partnership, and upon receipt of written notice by the Managing General Partner of the assignment, such assignee shall be entitled to share in all allocations and distributions of the Partnership (including, without limitation, liquidating distributions) on the same basis as the Partner from which such assignee obtained its Interest. Unless and until such assignee is admitted as a substitute Partner, such assignee shall not be entitled to exercise any other rights of a Partner, including, without limitation, the right to vote (to the extent such right was available to such assignee's predecessor) on any matter submitted to the Partners for approval, and such predecessor shall retain the right, if any, to vote the Interest so assigned.

            (b) The restriction on substitution with respect to assignees contained in this Section 9.04 shall be of no further force or effect if (i) Treasury Regulations are adopted to replace or supplement, with an elective regime, the existing Treasury Regulations for classifying certain business organizations, (ii) any required elections are made thereunder to treat the Partnership as a partnership for federal income tax purposes and (iii) the elimination of such restriction does not (in the reasonable judgment of the Managing General
Partner) adversely affect the partnership status of the Partnership from its inception.

            9.05  Certain Prohibited Transfers.

            (a) No Partner shall assign all or any part of its Interest to any Person that is not a "United States person" within the meaning of section 7701(a)(30) of the Code, without the prior written consent of the Managing General Partner, which consent shall be granted if (i) such Person can demonstrate, to the reasonable satisfaction of the Managing General Partner, its ability to satisfy its potential liabilities for any withholding tax that may be imposed on its pro rata share of the Partnership's income and (ii) the Managing General Partner determines that the withholding obligations to which the Partnership reasonably may be expected to be subject as a result of the ownership of such Interest by such assignee, when taken together with such withholding obligations with respect to all other Interests held by non-United States persons, would not have a material adverse effect on the ability of the Partnership and Persons Controlled by it to satisfy their debt service requirements and other contractual obligations and operational requirements. Notwithstanding the foregoing, the Managing General Partner shall provide the consent contemplated in this subsection 9.05(a) in respect of (A) the assignment by Coopers & Lybrand OYDL of any Class A Units received by it to the Class 28 creditors of Olympia & York Developments Limited, pursuant to the provisions of the Plan of Arrangement of Olympia & York Developments Limited, et al. filed under the Companies' Creditors Arrangement Act, (B) any request by JMB Partner to assign all or any part of its Class A Units to a JMB Controlled Affiliate or the members of JMB Partner, (C) any request by JMB (as a substituted Partner or assignee of JMB Partner following any assignment described in the immediately preceding clause
(B)) to assign all or any part of its Class A Units to its partners and (D) any assignment by the Disbursing Agent (as defined in the Plan) made pursuant to Section 20.4 of the Plan.

            (b) No assignment of all or any part of any Interest shall be effective without the approval of the Managing General Partner if the Interest sought to be assigned, when added to the total of all other Interests assigned (or approved for assignment), would result in a "termination" of the Partnership under section 708 of the Code. The Managing General Partner shall give notice to all other Partners in the event that sales or exchanges should be suspended for such reason. Any sales or exchanges deferred by reason of any such determination by the Managing General Partner shall, except as provided in subsection 9.08(e), be made in chronological order to the extent practicable commencing on such date as shall be determined by the Managing General Partner. Notwithstanding anything to the contrary contained in this agreement, the Founding Limited Partners shall not, prior to the date that is six months after the date of this agreement, make any assignments of all or any part of their Interests that would cause any delay in the ability of a Limited Partner to assign any Unrestricted Units or a delay in the ability of the Disbursing Agent to make any distributions required pursuant to
Section 20.4 of the Plan.

            (c) No Transfer by the Managing General Partner shall be permitted that would cause the Managing General Partner to have less than a 1% interest in the capital of, and in all items of income, gain, loss, deduction and credit of, the Partnership.

            (d)  No assignment of all or any part of an Interest
(other than an assignment of Unrestricted Units) may be made if such assignment would result in the Partnership being treated as a corporation for tax purposes.

            (e) No assignment of all or any part of an Interest representing more than 6% of the total Equity Interest or the total Additional Equity Interests (of any class or series) may be made or effective unless the Partnership shall have been given notice thereof not less than five (5) Business Days prior to the effective date of such assignment.

            9.06  Successor Managing General Partner; Removal of
Managing General Partner.

            (a) Upon the occurrence of an event described in subsection 10.01(c), the Managing General Partner shall (i) remain liable for all obligations and liabilities (other than Partnership liabilities payable solely from Partnership assets) incurred by it as a General Partner before the effective date of such event and (ii) pay all costs associated with the admission of its successor Managing General Partner. The Managing General Partner shall be free of and held harmless by the Partnership against any obligation or liability incurred on account of the activities of the Partnership from and after the effective date of such event.

            (b) A successor to all of the Managing General Partner's Interest that is proposed to be admitted to the Partnership as a successor Managing General Partner shall be admitted as the Managing General Partner, effective upon the assignment of such Interest to such proposed successor, upon the approval of Partners (the "Required Partners") constituting
(i) the Required Founding Limited Partners and (ii) the holders of not less than 75% of all the Equity Interests and 75% of all Additional Equity Interests (if any are then outstanding). Any such assignee shall carry on the business of the Partnership without dissolution. Prior to its admission to the Partnership, such assignee shall have provided to the Partners such information as to the identity of its Affiliates and its finances and business and those of its Affiliates as may be reasonably requested in writing by any Partner. In connection with the admission of such assignee to the Partnership, such assignee shall agree in writing to be bound by all the terms and provisions of this agreement.

            (c) The Managing General Partner may be removed and a replacement Managing General Partner admitted to the Partnership upon the affirmative vote of the Required Partners; provided, however, that the rights of the Partners under this subsection (c) to remove the Managing General Partner and elect a replacement therefor shall not be effective unless and until
(i) the Partnership has received an opinion of counsel, which counsel is satisfactory to a majority in interest of the Limited Partners, as to the legality of such action, and
(ii) either (A) the Partnership has received an opinion of counsel, which counsel is satisfactory to the Required
Partners, that such action may be effected without subjecting any of the Limited Partners to liability as general partners under the Act or under the laws of such other jurisdictions in which the Partnership is formed, re-formed, re-organized or otherwise qualified, or (B) a Delaware court having original jurisdiction in the premises has entered a judgment which has become final to the foregoing effect as to the Act and an opinion of counsel as provided above has been obtained as to the laws of such jurisdictions, other than Delaware, in which the Partnership is formed, re-formed, re-organized or otherwise qualified.

            9.07  Successor Partners.  In the event of a
Bankruptcy of a Limited Partner, the bankruptcy trustee or administrator of such Limited Partner shall succeed to its Interest. If an individual Limited Partner dies, his executor or administrator shall succeed to his Interest. If a Limited Partner that is a natural Person shall be adjudicated insane, incompetent or incapacitated, his committee, guardian or conservator shall succeed to his Interest.

            9.08  Tag-Along Provisions.

            (a) If at any time any Partner alone or together with any other Partners (such Partner or Partners, "Tag-Along Sellers") propose to enter into an agreement (or substantially contemporaneous agreements, whether or not with the same or affiliated parties) to sell or otherwise dispose of for value to any Person or Group, other than, in each case, a Wholly Owned Affiliate of such Partner or Partners (a "Tag-Along Purchaser"), a Majority Interest in one or more related transactions (such sale or other disposition for value being referred to as a "Majority Tag-Along Sale"), then such Tag-Along Sellers shall afford each other Partner that owns any Unrestricted Units (each, individually, a "Tag-Along Partner" and, collectively, the "Tag-Along Partners") the opportunity to participate proportionately with respect to its Unrestricted Units in such Majority Tag-Along Sale in accordance with the provisions of this Section 9.08. If at any time any Tag-Along Sellers propose to enter into an agreement (or substantially contemporaneous agreements, whether or not with the same or affiliated parties) to sell or otherwise dispose of for value to any Tag-Along Purchaser a Qualifying Interest in one or more related transactions (such sale or other disposition for value being referred to as a "Qualifying Tag-Along Sale"), then such Tag-Along Sellers shall afford each of (i) JMB Partner (but only if (A) the Equity Interest of JMB Partner, as of the close of business on the day immediately prior to the Tag-Along Notice Date (as hereinafter defined) is at least 4% or (B) if less than 4%, such Equity Interest has fallen below 4% solely by reason of an issuance of Class A Units or Additional Equity Interests occurring after the date hereof) and (ii) each other Tag-Along Partner holding as of the close of business on the day immediately prior to the Tag-Along Notice Date Unrestricted Units representing at least 4% of the total Equity Interests then outstanding the opportunity to participate proportionately in such Qualifying Tag-Along Sale in accordance with the provisions of this Section 9.08; provided, however, that if any Partner shall have at any time exercised its tag-along rights pursuant to the provisions of this Section 9.08, such exercise(s) resulting in the sale or disposition of a portion, but not all, of such Partner's Unrestricted Units, such Partner shall thereafter continue to be entitled to exercise its tag-along rights with respect to its remaining Unrestricted Units in connection with any subsequent Qualifying Tag-Along Sale notwithstanding that, as of the close of business on the day immediately prior to the Tag-Along Notice Date relating to such subsequent Qualifying Tag-Along Sale, such Partner does not own Unrestricted Units representing at least 4% of the total Equity Interests then outstanding; and provided, further, that in negotiating a Tag-Along Sale, the Tag-Along Sellers shall provide that no Tag-Along Partner shall be required to make any representation, covenant or warranty in connection with the Tag-Along Sale, other than representations and warranties as to its valid existence and its ownership, authority and agreement to sell, free of liens, claims, encumbrances or any right of set off, the Unrestricted Units proposed to be sold by it.

            (b) The relevant Tag-Along Sellers shall provide each Tag-Along Partner entitled to participate in such Tag-Along Sale pursuant to the provisions of subsection 9.08(a) hereof and the Managing General Partner with written notice (the "Tag-Along Sale Notice") not more than sixty (60) days nor less than twenty (20) days prior to (the date of such Tag-Along Sale Notice being the "Tag-Along Notice Date") the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale (redacted to the extent necessary to comply with any applicable confidentiality restriction but not so as to eliminate any information otherwise required to be provided below) and shall set forth: (i) the name and address of each proposed Tag-Along Purchaser of Equity Interests in the Tag-Along Sale, (ii) the total percentage of Equity Interests (computed on a basis that assumes all then outstanding Convertible Notes (exclusive of any accrued interest in respect thereof) have been converted into Class A Units) proposed to be Transferred by such Tag-Along Sellers (the "Original Sale Percentage"), (iii) the proposed amount of consideration to be paid for such Equity Interests, which consideration may only be paid in cash, and the terms and conditions of payment offered by each proposed Tag-Along Purchaser, (iv) the Tag-Along Sale Date, (v) the name and address of each Tag-Along Seller, (vi) the number of Class A Units outstanding as of the close of business on the day immediately preceding the Tag-Along Notice Date and
(vii) the number of Class A Units issuable upon conversion of all outstanding Convertible Notes (exclusive of accrued interest thereon) as of the close of business on the day immediately preceding the Tag-Along Notice Date. Upon request of any Tag-Along Seller, the Managing General Partner shall provide to such Tag-Along Seller the information contemplated in clauses (vi) and (vii) above.

            (c) Any Tag-Along Partner entitled to participate in the relevant Tag-Along Sale pursuant to the provisions of subsection 9.08(a) hereof wishing to participate in the Tag-Along Sale shall provide written notice (the "Tag-Along
Notice") to the relevant Tag-Along Sellers no less than five
(5) Business Days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the maximum number of Class A
Units that such Tag-Along Partner elects to include in the Tag-

Along Sale. The Tag-Along Notice given by any Tag-Along Partner shall constitute such Tag-Along Partner's binding agreement (subject only to receipt of any necessary consent pursuant to subsection 9.05(b)) to sell the Unrestricted Units specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Partner (including, without limitation, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale or any failure to consummate the Tag-Along Sale within ninety (90) days after the Tag-Along Sale Date) after such Tag-Along Partner gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Partner shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Unrestricted Units affected thereby. If the proposed Tag-Along Purchaser does not agree to consummate the purchase for cash consideration of all of the Unrestricted Units requested to be included in the Tag-Along Sale by the Tag-Along Partners on the same terms and conditions applicable to the proposed purchase of the Original Sale Percentage of the Tag-Along Sellers, then such Tag-Along Sellers shall not consummate the Tag-Along Sale of any of their Equity Interests to such Tag-Along Purchaser unless the number of Class A Units of each Tag-Along Partner to be purchased by the Tag-Along Purchaser in such Tag-Along Sale shall not be reduced below the Adjusted Tag-Along Amount in respect thereof, and all other terms and conditions of the Tag-Along Sale are the same for such Tag-Along Sellers and the Tag-Along Partners (except as otherwise provided in the last proviso to subsection 9.08(a)).

            If a Tag-Along Notice from any Tag-Along Partner is not given by such Tag-Along Partner at least five (5) Business Days prior to the Tag Along Sale Date, such Tag-Along Sellers shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Partner, but only on terms and conditions which are no more favorable in any material respect to such Tag-Along Sellers (and in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to the agreement relating to the relevant Tag-Along Sale) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale is consummated on a date within sixty (60) days of the Tag-Along Sale Date. If such Tag-Along Sale is not consummated within such sixty (60) day period, the Equity Interests that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 9.08.

            (d) On the date of closing of a Tag-Along Sale, each Tag-Along Partner shall deliver such documentation, certificates or other instruments with respect to the Unrestricted Units to be sold by it in connection with the Tag-Along Sale as may be reasonably required for the Transfer of such Unrestricted Units to the relevant Tag-Along Purchaser, against delivery of the purchase price for such Unrestricted Units (net of any amounts of federal or state taxes such Tag-Along Purchaser is required by law to withhold from such purchase price).

            (e) If, by reason of the operation of subsection 9.05(b), the sale of any Class A Units to be sold as part of a Tag-Along Sale is deferred and the Tag-Along Sellers and the Tag-Along Purchaser in respect of such Tag-Along Sale agree to consummate such Tag-Along Sale in stages, then each Tag-Along Partner participating in such Tag-Along Sale shall be entitled to sell to the Tag-Along Purchaser a pro rata portion (based on the respective amounts of Class A Units to be sold in such Tag-Along Sale by such Tag-Along Partner and all other Partners) of its Unrestricted Units at each time that the Tag-Along Sellers sell any of their Class A Units to such Tag-Along Purchaser.

            (f) The closing of any Transfer of any Unrestricted Units pursuant to this Section 9.08 shall take place at the offices of the Partnership (or at such other location as shall reasonably be designated by the Managing General Partner) concurrently with the closing of any sale by the Tag-Along Sellers to the Tag-Along Purchaser.

            9.09  Transfers Must Comply with Laws.
Notwithstanding any contrary provision herein, no Partner may Transfer or offer to Transfer all or any part of its Interest (or solicit any offers to Transfer all or any part of its Interest), and no Transfer, offer to Transfer or solicitation of offers to Transfer all or any part of its Interest otherwise permitted hereunder shall be permitted, if such Transfer offer or solicitation would violate the registration requirements of the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder or the registration requirements of any applicable state securities laws and rules and regulations promulgated thereunder.

            9.10 Assumption by Transferee. Except as otherwise provided in Section 9.03, the admission of any Person as a Partner of the Partnership under Section 9.04 shall be conditioned on such Person executing documents reasonably required by the Managing General Partner for such Person to assume the obligations of its transferor hereunder.

            9.11 Remedies for Impermissible Transfer. Without limiting any other remedies available to the Partnership or any of the other Partners, upon any breach by a Partner of its obligations under this Article 9, the Managing General Partner may, and, upon written demand of Partners owning Equity Interests aggregating at least 20% of all the Equity Interests in the Partnership, shall, so long as any breach by such Partner of its obligations under such Article shall be continuing, withhold distributions of Available Funds to such Partner.

            9.12 Certificates. Upon the Partnership's issuance of any Class A Units to any Person, the Partnership shall issue one or more Unit Certificates in the name of such Person evidencing the number of such Class A Units being so issued. Unit Certificates shall be executed on behalf of the Partnership by the Managing General Partner. No Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent.

            9.13  Mutilated, Destroyed, Lost or Stolen Unit
Certificates.

            (a) If any mutilated Unit Certificate is surrendered to the Transfer Agent, the Managing General Partner shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Unit Certificate evidencing the same number of Class A Units as the Unit Certificate so surrendered.

            (b) The Managing General Partner shall execute, and the Transfer Agent shall countersign and deliver a new Unit
Certificate in place of any Unit Certificate previously issued if the Record Holder of the Unit Certificate:

               (i)     makes proof by affidavit, in form and
      substance satisfactory to the Managing General Partner, that a previously issued Unit Certificate has been lost, destroyed or stolen;

               (ii)    requests the issuance of a new Unit
      Certificate before the Partnership has notice that the Unit Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

               (iii) if requested by the Partnership, delivers to the Managing General Partner a bond, in form and substance satisfactory to the Managing General Partner, with surety or sureties and with fixed or open penalty as the Managing General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Unit Certificate; and

               (iv) satisfies any other reasonable requirements imposed by the Managing General Partner.

            (c)   As a condition to the issuance of any new Unit
Certificate under this Section 9.13, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) reasonably connected therewith.

            9.14 Record Holders. The Partnership shall be entitled to recognize the Record Holder as the Partner or assignee of a Partner with respect to any Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any national securities exchange on which the Class A Units may be listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Class A Units, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (i) shall be the Partner or assignee of a Partner (as the case may be) of record and beneficially, and (ii) shall be bound by this agreement and shall have the rights and obligations of a Partner or assignee of a Partner (as the case may be) hereunder and as provided for herein. The foregoing provisions of this Section 9.14 shall not affect the meaning or interpretation of any other provision of this agreement that refers to "indirect" or "beneficial" ownership or holdings or similar terms.

            9.15  Registration of Transfer of Class A Units.

            (a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe, the Partnership will provide for the registration of Transfers of Class A
Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Class A Units and Transfers of Class A Units as herein provided. The Partnership shall not recognize Transfers of Unit Certificates representing Class A Units unless such Transfers are effected in the manner described in this Section 9.15. Upon surrender for registration of transfer of any Class A Units evidenced by a Unit Certificate, and subject to the provisions of subsection 9.15(b), the Managing General Partner shall execute, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Unit Certificates evidencing the same aggregate number of Class A Units as was evidenced by the Unit Certificate so surrendered.

            (b) Except as otherwise provided in Section 9.14, the Partnership shall not recognize any Transfer of Class A Units until the Unit Certificates evidencing such Class A Units are surrendered for registration of Transfer and such Unit Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). Each Unit Certificate surrendered for registration of Transfer shall be cancelled by the Transfer Agent. No charge shall be imposed by the Partnership for such Transfer; provided, however, that as a condition to the issuance of any new Unit Certificate under this Section 9.15, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

            (c) A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission to the Partnership as a Limited Partner (unless its transferor is a General Partner, it elects in writing to be a General Partner and, pursuant to all applicable provisions of this agreement (including, without limitation, the provisions of subsection 4.02(e), such transferee is entitled to be admitted as a General Partner), (ii) agreed to be bound by this agreement as a Limited Partner or (if such transferee has made an election as contemplated in clause (i) above) General Partner having the same obligations hereunder as were held by its transferor; provided, however, that no such transferee shall be bound by any amendment to this agreement of the character described in the first proviso to subsection 11.01(b) unless such amendment was approved by its transferor, (iii) represented and warranted that such transferee has the right, power and authority and, if a natural Person, the capacity to enter into this agreement, and (iv) granted the powers of attorney set forth in this agreement.

                 ARTICLE 10 - DISSOLUTION AND TERMINATION

            10.01  Events of Dissolution.  The Partnership shall
continue until December 31, 2095 unless sooner dissolved by:

            (a)  the affirmative vote of Partners constituting
(i) the Required Founding Limited Partners and (ii) the holders of not less than two-thirds of all the Equity Interests then outstanding and not less than two-thirds of all Additional Equity Interests then outstanding (if any);

            (b) any event which makes it unlawful for the business of the Partnership to be carried on by the Partners;

            (c) the death, withdrawal, retirement, resignation, expulsion, Bankruptcy, liquidation or dissolution of the Managing General Partner or the occurrence of any other event that terminates the continued membership of the Managing
General Partner as a general partner of the Partnership; provided, however, that the Managing General Partner shall neither withdraw, retire or resign from the Partnership nor liquidate, dissolve or effect or permit any act or event constituting the Bankruptcy of the Managing General Partner, in each case unless a successor managing general partner shall have been, or contemporaneously is being, admitted to the Partnership in accordance with Section 10.02 of this agreement;

            (d) the death, withdrawal, retirement, expulsion, Bankruptcy, liquidation, or dissolution of any Additional General Partner or the occurrence of any other event that terminates the continued membership of any Additional General Partner as a general partner of the Partnership, unless at the time there is a Managing General Partner (it being understood that, if there is a Managing General Partner existing at the time of any such event, the Managing General Partner shall carry on the business of the Partnership and the Partnership shall not be dissolved, with the result that, in such circumstances, action pursuant to Section 10.02 hereof shall not be necessary to continue the business of the Partnership);

            (e) the entry of a decree of judicial dissolution of the Partnership under the Act; or

            (f) the sale, exchange or other disposition of all or substantially all of the Partnership's assets.

            10.02 Continuance of the Partnership. Notwith-standing the provisions of Section 10.01, upon the occurrence of an event described in subsection 10.01(c) or (if, at the applicable time, there shall be no Managing General Partner) subsection 10.01(d) hereof, the remaining Partners shall have the right to continue the business of the Partnership. Such right may be exercised only by the affirmative vote of the Required Partners, within 90 days after the occurrence of an event described in subsection 10.01(c) or (if, at the applicable time, there shall be no Managing General Partner) subsection 10.01(d) hereof, to continue the business of the Partnership and the selection of a successor Managing General Partner under the terms of Section 9.06. If not so exercised, the right of the Partners to continue the business of the Partnership shall expire and the Partnership's affairs shall be wound up as provided in Section 10.03.

            10.03  Liquidation of Partnership Assets.

            (a)  Subject to the provisions of subsection
10.03(e), in the event of dissolution pursuant to Section 10.01, the Partnership shall continue solely for purposes of winding up the affairs of, achieving a final termination of, and satisfaction of the creditors of, the Partnership. The Managing General Partner (or, if there is no Managing General Partner remaining, any Person elected by the affirmative vote of Partners constituting (i) the Required Founding Limited Partners and (ii) the holders of not less than two-thirds of all the Equity Interests then outstanding and not less than two-thirds of all Additional Equity Interests (if any) then outstanding (the "Liquidator")) shall be responsible for oversight of the winding up and dissolution of the Partnership. The Liquidator shall obtain a full accounting of the assets and liabilities of the Partnership and such Partnership assets shall be liquidated as promptly as the Liquidator is able to do so without any undue loss in value, with the proceeds therefrom applied and distributed in the following order:

            (1) First, to the discharge of Partnership debts and liabilities to creditors, including (to the extent permitted by law) creditors that are Partners;

            (2) Second, to the discharge of Partnership debts and liabilities to the Partners (to the extent not covered in clause (1) above);

            (3) The balance, if any, except as provided in the last sentence of subsection 4.03(a), to the Partners in proportion to their Equity Interests, as adjusted to reflect the terms of any Additional Equity Interests (it being understood that the distributions contemplated by this clause (3) in respect of any Class A

                  Unit shall be the same as the distribution in respect of each other Class A Unit).

            (b) In accordance with the provisions of subsection 10.03(a), the Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the Liquidator may defer the liquidation except (i) to the extent provided by the Act or (ii) as may be necessary to satisfy the debts and liabilities of the Partnership to Persons other than the Partners (but only in their capacities as Partners).

            (c) If, in the sole and absolute discretion of the Liquidator, there are Partnership assets that the Liquidator will not be able to liquidate, or if the liquidation of such assets would result in undue loss to the Partners, the Liquidator may distribute such Partnership assets to the Partners in-kind, in lieu of cash, as tenants-in-common (each having an interest therein proportionate to its Equity Interest, as adjusted to reflect the terms of any Additional Equity Interests owned by such Partner, it being understood that the distributions contemplated by this subsection (c) in respect of any Class A Unit shall be the same as such distributions in respect of each other Class A Unit)) in accordance with the provisions of subsection 10.03(a). The foregoing notwithstanding, such in-kind distributions shall only be made if in the Liquidator's good faith judgment that is in the best interest of the Partners.

            (d) Upon the complete liquidation and distribution of the Partnership assets, the Partners shall cease to be Partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the Partnership. Upon the dissolution of the Partnership pursuant to Section 10.01, the Liquidator shall cause to be prepared, and shall furnish to each of the Partners, a statement setting forth the assets and liabilities of the Partnership. Promptly following the complete liquidation and distribution of the Partnership assets, the Liquidator shall furnish to each Partner a statement showing the manner in which the Partnership assets were liquidated and distributed.

            10.04  Time for Winding-Up.  Anything in this
Article 10 notwithstanding, a reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of the Partnership assets in order to minimize any potential for losses as a result of such process. During the period of winding-up, this agreement shall remain in full force and effect and shall govern the rights and relationships of the Partners inter se.


                      ARTICLE 11 - GENERAL PROVISIONS

            11.01  Entire Agreement; Amendments and Waivers.

            (a) This agreement contains the entire agreement among the parties and supersedes all prior written or oral agreements among them respecting the subject matter hereof. Without limiting the generality of the immediately preceding sentence, in the event of any inconsistency between the Plan and this agreement, the provisions of this agreement shall govern.

            (b)  Except for amendments authorized under
subsection 11.01(c), this agreement may not be amended without the approval in writing of Partners constituting (i) the Managing General Partner and the Required Founding Limited Partners and (ii) the holders of not less than two-thirds of all the Equity Interests then outstanding and not less than two-thirds of all Additional Equity Interests (if any) then outstanding; provided, however, that no amendment hereunder that has the effect of (A) amending this subsection 11.01(b) or subsection 11.01(c) or the definition of any term used in this subsection 11.01(b) or subsection 11.01(c), (B) amending subsection 11.08(b), (C) converting all or any part of a Limited Partner's Interest into a general partner interest,
(D) imposing any personal liability on any Limited Partner or
(E) altering the Equity Interest of any Partner (other than pursuant to subsection 7.12(b)) shall be effective against such Partner without such Partner's written consent thereto; and provided, further, that, until the Public Market Effective Date, without the written consent of the Required Unrestricted Unitholders, no amendment hereto may have the effect of
(1) impairing any Partner's rights under Section 9.08,
(2) amending Article 6 or the definition of any term used in
Article 6, (3) amending Section 9.03 or otherwise imposing (except as may hereafter be required by virtue of any change in applicable law) any additional restrictions on the Transfer of any Unrestricted Units, (4) amending the last sentence of subsection 9.05(b), (5) amending the definition of Unrestricted Units or the definition of any term used in such definition,
(6) amending Article 5, (7) providing additional exculpations or greater rights of indemnification of any General Partner,
(8) amending the definition of Unit Value, the proviso to the second sentence of subsection 4.02(a) or the proviso at the end of subsection 4.02(a), (9) amending Sections 7.07 through 7.10,

(10) amending the proviso to subsection 7.05(b), (ll) amending the last sentence of subsection 9.05(a), (12) amending the definition of Public Market Effective Date or the definition of Related Person or (13) amending the definition of any term used in the articles, sections or provisions referred to in the preceding clauses (1) through (12). In addition, until the occurrence of a JMB Disqualification Event, without the written consent of JMB Partner, no amendment hereto shall have the effect of amending (v) subsection 4.02(e), (w) the last sentence of subsection 6.02(a), (x) the last sentence of
Section 7.09, (y) subsection 7.11(e) or (z) the last sentence of subsection 9.05(a).

            (c)  In addition to any amendments otherwise
authorized herein, amendments may be made to this agreement from time to time by the Managing General Partner, without the consent of any of the other Partners, (i) to add to the duties or obligations of the Managing General Partner or surrender any right or power granted to the Managing General Partner herein, for the benefit of the other Partners, (ii) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this agreement that will not be inconsistent with the provisions of this agreement, (iii) to reflect the conversion to Class A Units of any Class B Units, (iv) to reflect the cancellation of any Class B Units as contemplated in Section 4.03, (v) to amend Schedule I hereto to reflect the addition or substitution of Partners, (vi) to adjust the Equity Interest of a Partner pursuant to subsection 7.12(b), (vii) to admit any Additional General Partner or provide for rights and obligations of such Additional General Partner in accordance with the provisions of subsection 4.02(c) or to convert all or any part of the Interest of any Additional General Partner into a limited partnership Interest pursuant to the provisions of subsection 4.02(d) or (viii) to document the issuance of Class A Units or Additional Equity Interests pursuant to
Section 4.02 or any exercise of the Conversion Right or any similar conversion right; provided, however, that no amendment made pursuant to this subsection 11.01(c) shall (x) have any of the effects referred in (A) either of the provisos to the first sentence of subsection 11.01(b) or (B) the last sentence of subsection 11.01(b).

            (d) No Partner may be charged with any waiver of its rights hereunder unless such waiver shall be set forth in a writing signed by such Partner.

            11.02  Appointment of Attorney or Agent.

            (a) Each Partner by its execution hereof or any assumption instrument contemplated in Section 9.10 does irrevocably constitute and appoint the Managing General Partner (which term shall include the Liquidator, in the event of a liquidation, for purposes of this Section 11.02) as attorney-in-fact with full power of substitution, as its true and lawful attorney, in its name, place and stead (but solely in such Partner's capacity as a Partner) to make, execute, acknowledge, swear to and file in the appropriate public offices (i) the Certificate, (ii) all amendments to this agreement or to the Certificate required by law or authorized or required by the provisions of this agreement or the Certificate, (iii) all certificates and other instruments necessary to qualify or continue the Partnership as a limited partnership in the states or countries where the Partnership is doing or intends to do business, (iv) any other instrument which may be required to be filed by the Partnership under the laws of any state or governmental agency, or which the Managing General Partner deems advisable to file, and (v) all conveyances and other instruments necessary to effect the continuation of the Partnership or the admission, withdrawal or substitution of any Partner pursuant to Article 9 or to effect the Partnership's dissolution and termination pursuant to Article 10; provided, however, that the provisions of this Section 11.02 shall not be construed to authorize the taking of any action that would cause any Limited Partner to have any personal liability.

            (b) The powers of attorney granted herein shall be deemed to be coupled with an interest and shall be irrevocable and survive the dissolution, death or incompetency of the Partners. In the event of any conflict between this agreement and any instruments executed or filed by such attorney pursuant to the power of attorney granted in this Section 11.02, this agreement shall control.

            11.03 Construction. The singular shall be deemed to include the plural and vice versa. Accounting terms used herein have the meanings provided therefor under GAAP.

            11.04 Governing Law. This agreement is governed by and shall be construed in accordance with the law of the State of Delaware.

            11.05 Further Assurances. The parties agree to execute and deliver all such documents, provide all such information and take or refrain from taking any action as may be necessary or desirable to achieve the purposes of this agreement and the Partnership.

            11.06 Titles and Captions. All articles or section titles or captions in this agreement are solely for convenience and shall not be deemed to be part of this agreement or otherwise define, limit or extend the scope or intent of any provision hereof.

            11.07 Binding Agreement. This agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective heirs, executors, personal representatives, successors and permitted assigns.

            11.08  Waiver of Partition; Appraisal Rights.

            (a) Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

            (b) The Limited Partners and JMB Partner shall have, in respect of the Class A Units only, the appraisal rights contemplated in Section 17-212 of the Act to the same extent as would be available to a shareholder of a corporation organized under the laws of the State of Delaware.

            11.09  Counterparts and Effectiveness.  This
agreement may be executed in several counterparts, which shall be treated as originals for all purposes, and as so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart. Any such counterpart shall be admissible into evidence as an original hereof against each Person who executed it. The execution and delivery of this agreement by facsimile shall be valid and binding for all purposes.

            11.10 Waiver of Trial by Jury. Each Partner, by its execution and delivery of this agreement, waives any and all rights it may have to trial by jury of any matter, cause, dispute or other claim arising under this agreement or otherwise relating to the Partnership.

            11.11 Notices. All notices required or desired to be given to a Partner or an assignee of a Partner shall be given to it in writing at its address specified in the books of the Partnership. Any such notice may be given by hand delivery, reputable courier service, certified mail or telecopier. Each such notice shall be effective (i) in case given by mail, two days after mailing, postage prepaid, and
(ii) in all other cases, upon receipt.

            IN WITNESS WHEREOF, each of the undersigned has signed this agreement as set forth below to be effective as of the date first above written.

                               WORLD FINANCIAL PROPERTIES, INC.

                               By:

                                   Name:
                                   Title:


                               BATTERY PARK HOLDINGS INC.


                               By:

                                   Name:
                                   Title:


                               OLYMPIA & YORK
                               TOWER B COMPANY

                               By:  BATTERY PARK HOLDINGS INC.,

                                     general partner


                               By:

                                  Name:
                                  Title:


                               CANADIAN IMPERIAL BANK
                                 OF COMMERCE

                               By:

                                   Name:
                                   Title:
                               By:

                                   Name:
                                   Title:

                                WFP HOLDINGS LIMITED PARTNERSHIP

                               By: WFP CORP., its general partner
                               By:

                                   Name:
                                   Title:


                               EMERALD LP HOLDINGS, INC.


                               By:

                                   Name:
                                   Title:


                               JMB 245 PARK AVENUE HOLDING COMPANY,
                                 LLC

                               By:  JMB/245 PARK AVENUE ASSOCIATES,
                                      LTD., its managing member


                               By: JMB PARK AVENUE, INC.,
                                      a general partner


                               By:

                                   Name:
                                   Title:

                               WORLD FINANCIAL PROPERTIES, INC.,
                                 as authorized signatory for the
                                 Limited Partners identified on
                                 Schedule I annexed hereto (other
                                 than BPHI Partner, Dragon Partner,
                                 CIBC Partner and Citibank Partner)


                               By:

                                   Name:
                                   Title:

                                SCHEDULE I

                 Partners and Units; Reorganization Value



                                Class A       Class B-1       Class
B-2
I.  Partners                     Units          Units
Units

General Partners

WORLD FINANCIAL
  PROPERTIES, INC.               _____         _____          _____

JMB 245 PARK AVENUE
  HOLDING COMPANY, LLC           _____         _____          _____


Limited Partners

BATTERY PARK HOLDINGS
  INC.                           _____          _____         _____

OLYMPIA & YORK TOWER B
  COMPANY

CANADIAN IMPERIAL BANK           _____          _____         _____
  OF COMMERCE

WFP HOLDINGS LIMITED
  PARTNERSHIP                    _____          _____         _____

EMERALD LP HOLDINGS,
  INC.                           _____          _____         _____

[UNSECURED CREDITOR]             _____          _____         _____

[UNSECURED CREDITOR]             _____          _____         _____

[UNSECURED CREDITOR]             _____          _____         _____

[UNSECURED CREDITOR]             _____          _____         _____

[UNSECURED CREDITOR]             _____          _____         _____

II.  Reorganization Value

     The Partnership Reorganization Value is $_________.


___________________
*     Asterisks indicate Persons that are Excluded Class B
      Partners.

                                 EXHIBIT A




                        [Form of Unit Certificate]

                                 EXHIBIT B


                      [Form of Transfer Application]

                                 EXHIBIT C


                 [Amended Form of Schedule 18 to the Plan]

SCHEDULE I
Partners and Units; Reorganization Value



               Class A Units  Class B-1 Units   Class B-2 Units

I.  Partners
General Partners



WORLD FINANCIAL
PROPERTIES, INC.    1,000.00   100.0000      100.0000
JMB 245 PARK AVENUE
HOLDING COMPANY, LLC 5,619.00        0            0
Limited Partners



BATTERY PARK
HOLDINGS INC.      36,309.80     3,604.4522    3,604.4522
OLYMPIA & YORK
TOWER B COMPANY     8,026.00       796.7362      796.7362
CANADIAN IMPERIAL
BANK OF COMMERCE   20,589.55     2,043.9124    2,043.9124
WFP HOLDINGS LIMITED
PARTNERSHIP         3,431.63       340.6559      340.6559
EMERALD LP HOLDINGS,
 INC.              22,391.02     2,222.7433    2,222.7433
415 LEXINGTON AVENUE
ASSOCIATES             14.00              0             0
AMERICAN EXPRESS
COMPANY                18.00              0             0
BANCO DIROMA           44.00              0             0
THE CHASE MANHATTAN
 BANK                  15.00              0             0
THE CHASE MANHATTAN
 BANK                  24.00              0             0
MICHAEL DENNIS         12.00              0             0
THE FIRST NATIONAL
 BANK OF CHICAGO        9.00              0             0
CREDIT AGRICOLE        19.00              0             0
BANCO DIROMA            9.00              0             0
THE CHUO TRUST &
 BANKING CO., LTD.      9.00              0             0
CITY OF HARTFORD       35.00              0             0
GEORGE IACOBESCU        2.00              0             0
JMB/125 BROAD BUILDING
ASSOCIATES, L.P.       22.00              0             0
VINAY KAPOOR            1.00              0             0
MERRILL LYNCH/WFC/L,
 INC.                 392.00              0             0

OLYMPIA & YORK DEVELOPMENTS
LIMITED               212.00              0             0
OPPENHEIMER FINANCIAL
CORPORATION           255.00              0             0
OPPENHEIMER & CO.,
 INC.                   5.00              0             0
PARK-LEXINGTON COMPANY,
INC.                   13.00              0             0
JUDITH POEHLER          2.00              0             0
SWISS BANK CORPORATION,
NEW YORK BRANCH        91.00              0             0
TEACHERS INSURANCE AND
ANNUITY
 ASSOCIATION OF
 AMERICA              318.00              0             0
VARLOTTA CONSTRUCTION
CORP.                   1.00              0             0
WESTDEUTSCHE LANDESBANK
 GIROZENTRALE           4.00              0             0
WORLD FINANCIAL PROPERTIES, L.P.,
 AS DISBURSING AGENT  942.00              0             0
WORLD FINANCIAL PROPERTIES,
L.P., AS DISBURSING AGENT
                     165.00        891.5000      891.5000
II.  Reorganization Value
     The Partnership Reorganization Value is $539,284,043.00.
__________
*    Asterisks indicate Persons that are excluded Class B Partners.



Footnote continued from previous page.

Footnote continued on next page.

Exhibit A to the Amended and Restated Agreement of  Limited
Partnership of World Financial Properties,  L.P.

Unit Certificate Evidencing Class A Units Representing Partnership Interests in World Financial Properties, L.P.

No.  Class A Units (Unrestricted Units/Not Unrestricted Units)

In accordance with Section 9.12 of the Amended and Restated Agreement of Limited Partnership of World Financial Properties, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"), World Financial Properties, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that (the "Holder") is the registered owner of Class A Units representing partnership interests in the Partnership (the "Class
A Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon compliance with all applicable
provisions   of Article 9 of the Partnership Agreement and
surrender of this Unit Certificate properly endorsed and accompanied by a properly executed application for transfer of the Class A Units represented by this Unit Certificate. The rights and limitations of the Class A Units are set forth in, and this Unit Certificate and the Class A Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. If so indicated above, the Class A Units represented hereby are "Unrestricted Units." Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at One Liberty Plaza, New York, New York 10006. Capitalized terms used herein but not defined have the meaning given them in the Partnership Agreement.

The Class A Units represented by this Unit Certificate are subject to the transfer restrictions set forth in Article 9 of the Partnership Agreement. No purported transfer of such Class A Units shall be effective for any purpose unless such transfer is effected in compliance with the provisions of Article 9 of the Partnership Agreement.

This Unit Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent.

Dated:________________________ World Financial Properties,L.P.
                               By:  World Financial Properties,
                                    Inc., its managing general
                                   partner
Countersigned by:
 World Financial Properties, Inc.,
                                    By:_________________________
    as Transfer Agent               President
By:_________________________       By: ________________________
     Authorized Signature                          Secretary

 [Reverse of  Unit Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Unit Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM- as tenants in common           UNIF GIFT MIN ACT-
TEN ENT- as tenants by
         the entireties                ________Custodian___________
JT TEN- as joint tenants with right of  (Cust)
        survivorship and not as tenants  B to (Minor)
        in common                        Act ______________________
                                                     State

Additional abbreviations, though not in the above list, may also be used.
                    ASSIGNMENT OF CLASS A UNITS
                                   in
                    WORLD FINANCIAL PROPERTIES, L.P.
FOR VALUED RECEIVED, _________________________________ hereby assigns, conveys, sells and transfers unto
_________________________________________________________________
_________________________________________________________________
     (Please print or typewrite name (Please insert Social
     Security or other and address of Assignee) identifying number of Assignee)

_____________________________________________ Class A Units
representing partner interests evidenced by this Unit Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ________________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of World Financial Properties, L.P.
Date:____________________________  NOTE:     The signature to any
endorsement hereon must correspond with the name as written upon the face of this Unit Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED
BY A MEMBER FIRM OF THE NATIONAL
ASSOCIATION OF SECURITIES DEALERS,
______________________________________
INC. OR BY A COMMERCIAL BANK OR              (Signature)
TRUST COMPANY
______________________________________
                                        (Signature)
SIGNATURE(S) GUARANTEED
No transfer of the Class A Units evidenced hereby will be registered on the books of the Partnership, unless the Unit Certificate evidencing the Class A Units to be transferred is surrendered for registration of transfer and an Application for Transfer of Class A Units has been executed by a transferee either
(a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Class A Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Class A Units.
_______________________________________

Exhibit B to the  Amended and Restated Agreement of Limited
Partnership of World Financial Properties, L.P.

APPLICATION FOR TRANSFER OF CLASS A UNITS
The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Class A Units (or portion of a Class A
Unit) evidenced hereby. Assignee acknowledges that it shall not be a Partner unless and until this transfer is effected in accordance with the provisions of Article 9 of the Amended and Restated Agreement of Limited Partnership of World Financial Properties, L.P. (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), including, without limitation, the requirement that any original Unit Certificates evidencing Class A Units be surrendered to the Transfer Agent in accordance with Section 9.15 of the Partnership Agreement. Capitalized terms used herein have the meanings given thereto in the Partnership Agreement.

The Assignee (i) requests admission to the Partnership as a Limited Partner (unless its transferor is a General Partner, it has elected in a separate writing submitted with this application to be a General Partner and, pursuant to all applicable provisions of the Partnership Agreement, it is entitled to admission as a General Partner), (ii) agrees to be bound by the Partnership Agreement as a Limited Partner or (if Assignee makes an election in clause (i) above) General Partner having the same obligations under the Partnership Agreement as are held by its transferor; provided, however, that Assignee shall not be bound by any amendment to the Partnership Agreement of the character described in the first proviso to subsection 11.01(b) of the Partnership Agreement unless such amendment was approved by its transferor, (iii) represents and warrants that Assignee has the right, power and authority and, if a natural Person, the capacity to enter into the Partnership Agreement, and (iv) grants the powers of attorney set forth in
Section 11.02 of the Partnership Agreement.
Date:______________________________


Social Security or other           Signature of Assignee
 identifying number of
      Assignee

Purchase Price including commissions, if any Name and Address of Assignee
Partnership Status of Transferor (check one)

Managing General Partner

Additional General Partner

Limited Partner

Status of Units of Transferor (check one)

Unrestricted Units

Not Unrestricted Units

Type of Entity (check one):

Individual

Partnership

Corporation

Trust

Other (specify)

Nationality (check one)

U.S. Citizen, Resident or Domestic Entity


Foreign Corporation

Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity Box is checked, the following certification must be completed.
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.   Individual Assignee

1.  I am not a non-resident alien for purposes of  U.S. income taxation.
2. My U.S. taxpayer identification number (Social Security Number) is_______________________________________________________________
3.  My home address is
________________________________________________________

B.  Partnership, Corporation or Other Assignee

1.  _______________________________________________ is not a
foreign corporation, (Name of Assignee) foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).
2.  The Assignee's U.S. employer identification number is
______________________.
3. The Assignee's office address and place of incorporation (if applicable) is

________________________________________________________________.
The Assignee agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.
The Assignee understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of


                         Name of Assignee

                         Signature and Date

                         Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Class A Units shall be made to the best of the Assignee's knowledge.